             Prospectus Supplement to Prospectus Dated May 21, 1999

                        MBNA Master Credit Card Trust II
                                     Issuer

                    MBNA America Bank, National Association
                              Seller and Servicer

                                 SERIES 1999-G

                     $693,750,000 Asset Backed Certificates

 Consider carefully the risk factors beginning on page S-14 in this prospectus supplement and page 10 in the prospectus.

 A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

 The certificates will represent interests in the trust only and will not represent interests in or obligations of MBNA or any MBNA affiliate.

 This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Trust will issue--

                   Class A Certificates Class B Certificates
                   -------------------- --------------------
 Principal amount   $637,500,000         $56,250,000
 Certificate rate   6.35% annually       6.60% annually
 Interest paid      Monthly              Monthly
 First interest     September 15, 1999   September 15, 1999
  payment date
 Scheduled          July 15, 2004        July 15, 2004
  principal
  payment date
 Legal final        December 15, 2006    December 15, 2006
  maturity

Credit Enhancement--

The Class B Certificates are subordinated to the Class A
Certificates. Subordination of the Class B Certificates provides credit enhancement for the Class A
Certificates.

The Trust is also issuing a Collateral Interest in the amount of $56,250,000 that is subordinated to the Class
A Certificates and the Class B Certificates.
Subordination of the Collateral Interest provides credit enhancement for both the Class A Certificates and the Class B Certificates.

This prospectus supplement and the accompanying prospectus relate to the offering of the Certificates only.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A Certificates

Credit Suisse First Boston
            Chase Securities Inc.
                           Goldman, Sachs & Co.
                                          Lehman Brothers
                                                             Merrill Lynch & Co.

                    Underwriters of the Class B Certificates

Credit Suisse First Boston                                   Merrill Lynch & Co.

                               July 20, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your Series of certificates.

  If the terms of your Series of certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

  We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-55 in this document and under the caption "Index of Terms for Prospectus" beginning on page 58 in the accompanying Prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF TERMS...........................................................  S-5
 Offered Securities........................................................  S-5
  Interest Payments........................................................  S-5
  Principal Payments.......................................................  S-5
 The Collateral Interest...................................................  S-5
 Credit Enhancement........................................................  S-6
 Interest Rate Swap........................................................  S-6
 Other Interests in the Trust..............................................  S-6
  Other Series of Certificates.............................................  S-6
  The Seller Interest......................................................  S-7
 Information About the Receivables.........................................  S-7
 Collections by the Servicer...............................................  S-7
 Allocations and Payments to You and Your Series...........................  S-7
  Allocations of Collections of Finance Charge Receivables.................  S-8
  Allocations of Collections of Principal Receivables......................  S-9
   Revolving Period........................................................ S-10
   Controlled Accumulation Period.......................................... S-10
   Rapid Accumulation Period............................................... S-11
   Rapid Amortization Period............................................... S-12
   Pay Out Events.......................................................... S-12
 Shared Principal Collections.............................................. S-12
 Denominations............................................................. S-13
 Registration, Clearance and Settlement.................................... S-13
 Tax Status................................................................ S-13
 ERISA Considerations...................................................... S-13
 Certificate Ratings....................................................... S-13
 Exchange Listing.......................................................... S-13

RISK FACTORS............................................................... S-14
 Interest Rate Swap Considerations......................................... S-14

MBNA'S CREDIT CARD PORTFOLIO............................................... S-15
 General................................................................... S-15
 Billing and Payments...................................................... S-15
 Delinquency and Gross Charge-Off Experience............................... S-15
 Interchange............................................................... S-17
THE RECEIVABLES............................................................ S-17
MATURITY ASSUMPTIONS....................................................... S-21
 Controlled Accumulation Period............................................ S-21
 Rapid Accumulation Period................................................. S-21
 Rapid Amortization Period................................................. S-22
 Pay Out Events............................................................ S-22
 Swap Termination Events................................................... S-23
 Interest Reserve Account Event............................................ S-23
 Payment Rates............................................................. S-23

                                                                            Page
                                                                            ----
RECEIVABLE YIELD CONSIDERATIONS............................................ S-24
MBNA AND MBNA CORPORATION.................................................. S-25
 Year 2000................................................................. S-26
  Project Overview......................................................... S-26
  Project Readiness........................................................ S-26
  Costs.................................................................... S-27
  Risks.................................................................... S-27
  Contingency Plans........................................................ S-27
  Safe Harbor for Forward-Looking Statements............................... S-27
DESCRIPTION OF SERIES PROVISIONS........................................... S-28
 General................................................................... S-28
 New Issuances............................................................. S-29
 Interest Payments......................................................... S-29
 Principal Payments........................................................ S-31
 Postponement of Controlled Accumulation Period............................ S-32
 Interest Rate Swap........................................................ S-32
 Subordination............................................................. S-35
 Allocation Percentages.................................................... S-35
 Reallocation of Cash Flows................................................ S-38
 Application of Collections................................................ S-40
  Allocations.............................................................. S-40
  Payment of Interest, Fees and Other Items................................ S-40
  Excess Spread............................................................ S-41
  Payments of Principal.................................................... S-43
 Shared Principal Collections.............................................. S-44
 Defaulted Receivables; Investor Charge-Offs............................... S-45
 Principal Funding Account................................................. S-46
 Reserve Account........................................................... S-47
 Swap Reserve Fund......................................................... S-48
 Pay Out Events............................................................ S-48
 Servicing Compensation and Payment of Expenses............................ S-50
 Reports to Certificateholders............................................. S-51
 Amendments................................................................ S-51
ERISA CONSIDERATIONS....................................................... S-51
 The Certificates.......................................................... S-51
 Consultation with Counsel................................................. S-52
UNDERWRITING............................................................... S-53
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT................................... S-55
ANNEX I: OTHER SERIES ISSUED AND OUTSTANDING...............................  A-1

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

 . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying Prospectus.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.


OFFERED SECURITIES

MBNA Master Credit Card Trust II (the "Trust") is offering the Class A 6.35% Asset Backed Certificates (the "Class A Certificates") and the Class B 6.60% Asset Backed Certificates (the "Class B Certificates") as part of Series 1999-
G. The Class A Certificates and the Class B Certificates (together, the "Certificates") represent an interest in the assets of the Trust.

The Class B Certificates are subordinated to the Class A Certificates and the Interest Rate Swap.

Interest Payments

The Class A Certificates will accrue interest for each Interest Period at the Class A Certificate Rate. The "Class A Certificate Rate" is an annual rate equal to 6.35%.

The Class B Certificates will accrue interest for each Interest Period at the Class B Certificate Rate. The "Class B Certificate Rate" is an annual rate equal to 6.60%.

Interest accrued during each Interest Period will be due on each Distribution Date. Any interest due but not paid on a Distribution Date will be payable on the next Distribution Date together with additional interest at the applicable certificate rate plus 2% per annum.

 . A "Distribution Date" is the 15th day of each month, or if that day is not a business day, the next business day. The first Distribution Date is September 15, 1999.

 . Each "Interest Period" begins on and includes a Distribution Date and ends on but excludes the next Distribution Date. However, the first Interest Period will begin on and include July 29, 1999 (the "Closing Date") and end on but exclude September 15, 1999, the first Distribution Date.


Principal Payments

You are expected to receive payment of principal in full on the "Scheduled Payment Date" which is July 15, 2004, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B Certificateholders until either the Class A Certificateholders are paid in full or, during the Rapid Accumulation Period, the Principal Funding Account Balance equals the Class A Investor Interest. See "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus and "Description of Series Provisions--Allocation Percentages" in this Prospectus Supplement.

The final payment of principal and interest on the Certificates will be made no later than December 15, 2006, or, if that date is not a business day, the next business day, called the "Legal Final Maturity" or the "Series 1999-G Termination Date."

See "Description of Series Provisions--Principal Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST

The Trust is also issuing an interest in the assets of the Trust that is subordinated to the Certificates and the Interest Rate Swap called the "Collateral Interest." The initial Collateral Interest Amount is $56,250,000, representing 7.5% of the initial aggregate principal amount of the Certificates plus the initial Collateral Interest Amount. As a subordinated interest, the Collateral Interest is a form of Credit Enhancement for the Certificates. The Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of certificates.

The Collateral Interest is not being offered through this Prospectus Supplement and the accompanying Prospectus.

CREDIT ENHANCEMENT

Credit Enhancement for your Series is for your Series's benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

Subordination of the Class B Certificates provides Credit Enhancement for the Class A Certificates and the Interest Rate Swap. Subordination of the Collateral Interest provides Credit Enhancement for the Class A Certificates, the Interest Rate Swap and the Class B Certificates. The Collateral Interest Amount and the Class B Investor Interest must be reduced to zero before the Class A Investor Interest will suffer any loss of principal. The Collateral Interest Amount must be reduced to zero before the Class B Investor Interest will suffer any loss of principal. For a description of the events which may lead to a reduction of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount, see "Description of Series Provisions--Reallocation of Cash Flows,"""--Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

INTEREST RATE SWAP

The Trust and Westdeutsche Landesbank Girozentrale, New York Branch, the Swap Counterparty, will enter into the Interest Rate Swap. Under the Interest Rate Swap, for each Interest Period:

 . the Swap Counterparty will be obligated to make a payment to the Trust, based on the outstanding principal amount of the Class A Certificates, at the Swap Fixed Rate. The Swap Fixed Rate is an annual rate equal to 6.35%; and

 . the Trust will be obligated to make a payment to the Swap Counterparty, based on the outstanding principal amount of the Class A Certificates, at the Swap Floating Rate. The Swap Floating Rate is an annual rate equal to LIBOR plus 0.25% (or such lesser rate as specified in the Interest Rate Swap).

Generally, payments owed between the Trust and the Swap Counterparty will be made on a net basis. Amounts paid by the Trust to the Swap Counterparty will be paid from collections of Finance Charge Receivables and certain other available amounts allocated to the Class A Certificates. Amounts paid by the Swap Counterparty to the Trust will be deposited into the Finance Charge Account and allocated to the Class A Certificates.

For a more detailed discussion of the Interest Rate Swap, see "Description of Series Provisions--Interest Rate Swap" and "--Application of Collections-- Payment of Interest, Fees and Other Items" in this Prospectus Supplement.

The Swap Counterparty currently has a long-term credit rating of AA+ from Standard & Poor's and Aa1 from Moody's. For a discussion of the consequences of certain reductions in, or a withdrawal of, the Swap Counterparty's long-term credit ratings by either Standard & Poor's or Moody's, see "Risk Factors-- Interest Rate Swap Considerations" and "Description of Series Provisions-- Interest Rate Swap" in this Prospectus Supplement.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

The Trust has issued other Series of certificates and expects to issue additional Series of certificates. When issued by the Trust, the certificates of each of those Series also represent an interest in the assets of the Trust. You can review a summary of each Series previously issued and currently outstanding, as well as another Series that is expected to be issued by the Trust on or about August 3, 1999, under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement. The Trust may issue additional Series with terms that may be different from any other Series without prior review or consent by any Certificateholders.

The Seller Interest

MBNA will own the "Seller Interest," which represents the remaining interest in the assets of the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust or the obligations of the Trust under the Interest Rate Swap. The Seller Interest does not provide credit enhancement for your Series or any other Series.

INFORMATION ABOUT THE RECEIVABLES

The Trust assets include Receivables from certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from MBNA's credit card account portfolio.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are (a) the related finance charges and credit card fees and (b) for your Series, certain amounts of fees, called Interchange, collected through MasterCard and VISA and annual membership fees collected from cardholders.

See "MBNA's Credit Card Portfolio--Interchange" in this Prospectus Supplement and "MBNA's Credit Card Activities--Interchange" and "Description of the Certificates--Transfer of Annual Membership Fees" in the accompanying Prospectus.

COLLECTIONS BY THE SERVICER

The Servicer will collect payments on the Receivables and will deposit those collections in an account. The Servicer will keep track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables.


ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the Servicer will allocate collections and the amount of Receivables that are not collected and are written off as uncollectible, called the Default Amount, among:

 . your Series, based on the size of the Investor Interest (initially
  $750,000,000);

 . other outstanding Series, based on the size of their respective interests in the Trust; and

 . MBNA, based on the size of the Seller Interest.

The Trust assets allocated to your Series will be allocated to the following, based on varying percentages:

 . holders of the Class A Certificates, based on the Class A Investor Interest
  (initially $637,500,000);

 . holders of the Class B Certificates, based on the Class B Investor Interest
  (initially $56,250,000); and

 . the holder of the Collateral Interest, based on the Collateral Interest
  Amount (initially $56,250,000).

See the following chart and "Description of Series Provisions--Allocation Percentages" in this Prospectus Supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the Seller Interest, to any Series, including your Series, or to holders of the Class A Certificates, the Class B Certificates or the Collateral Interest.

                          ALLOCATION OF TRUST ASSETS

                                --------------
                                 Trust Assets
                                --------------

                       --------------------------------

                --------------  --------------  -----------------
                 Other Series     Your Series    Seller Interest
                --------------  --------------  -----------------

                       --------------------------------

                --------------  --------------  -----------------
                   Class A         Class B         Collateral
                 Certificates    Certificates       Interest
                --------------  --------------  -----------------

--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

You are entitled to receive payments of interest and principal based upon allocations to your Series. The Investor Interest, which is the basis for allocations to your Series, is the sum of (a) the Class A Investor Interest,
(b) the Class B Investor Interest and (c) the Collateral Interest Amount. The Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount will initially equal the outstanding principal amount of the Class A Certificates, the Class B Certificates and the Collateral Interest. The Investor Interest will decline as a result of principal payments and may decline due to the writing off of Receivables or other reasons. If your investor interest declines, amounts allocated and available for payment to your Series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of Series Provisions--Reallocation of Cash Flows" in this Prospectus Supplement.

Allocations of Collections of Finance Charge Receivables

The chart on the following page demonstrates the manner in which collections of Finance Charge Receivables are allocated and applied to your Series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this Prospectus Supplement and the accompanying Prospectus.

Step 1: Collections of Finance Charge Receivables for your Series are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount.

Step 2: Collections of Finance Charge Receivables allocated to the Class A
 Investor Interest are applied to cover, in the following priority: the interest payment due to Class A, the payment, if any, due to the Swap Counterparty, Class A's portion of the servicing fee due to the Servicer and Class A's portion of the Default Amount.

 Collections of Finance Charge Receivables allocated to the Class B Investor Interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the Servicer.

 Collections of Finance Charge Receivables allocated to the Collateral Interest Amount are applied, under certain circumstances, to cover the Collateral Interest's portion of the servicing fee due to the Servicer.

 Remaining collections of Finance Charge Receivables allocated to the Class B Investor Interest and the Collateral Interest Amount are applied in Step 3 because of their subordinated status.

Step 3: Collections of Finance Charge Receivables allocated to your Series and not used in Step 2 are treated as Excess Spread and applied, in the following priority, to cover:

 . the interest payment due to Class A, the payment, if any, due to the Swap
  Counterparty, Class A's portion of the servicing fee due to the Servicer and Class A's portion of the Default Amount, each to the extent not covered in Step 2;

 . reimbursement of certain reductions of the Class A Investor Interest;

 . the interest payment due to Class B and Class B's portion of the servicing fee due to the Servicer, each to the extent not covered in Step 2;

 . Class B's portion of the Default Amount;

 . reimbursement of certain reductions of the Class B Investor Interest;

 . the interest payment due to the Collateral Interest;

 . the Collateral Interest's portion of the servicing fee due to the Servicer, to the extent not covered in Step 2;

 . the Collateral Interest's portion of the Default Amount;

 . reimbursement of certain reductions of the Collateral Interest Amount; and

 . funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any.

Remaining Excess Spread is then paid to the holder of the Collateral Interest.

See "Description of Series Provisions--Application of Collections" in this Prospectus Supplement.

                       ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

                                ----------------------------------------------
                                         Collections of Finance Charge
                                     Receivables Allocated to Your Series
                                ----------------------------------------------

                        ---------------------------------------------------------------

--------       --------------------            --------------------           ---------------------
 Step 1         Class A Investor                Class B Investor               Collateral Interest
--------           Interest                          Interest                         Amount
               --------------------            --------------------           ---------------------

--------   -----------------------------  -----------------------------  -----------------------------
 Step 2     1. Class A Interest Payment    1. Class B Interest Payment      1. Collateral Interest
--------    2. Swap Payment                2. Class B Servicing Fee            Servicing Fee
            3. Class A Servicing Fee
            4. Class A Default Amount
           -----------------------------  -----------------------------  -----------------------------

                        ---------------------------------------------------------------

--------                                  -----------------------------
 Step 3                                           Excess Spread
--------                                  -----------------------------

                        ---------------------------------------------------------------
                                   1. Class A Interest Payment
                                   2. Swap Payment
                                   3. Class A Servicing Fee
                                   4. Class A Default Amount
                                   5. Reimburse Class A Investor Interest
                                   6. Class B Interest Payment
                                   7. Class B Servicing Fee
                                   8. Class B Default Amount
                                   9. Reimburse Class B Investor Interest
                                  10. Apply Remaining Excess Spread to
                                      Collateral Interest and Other Items as
                                      Described Above in the Accompanying Text
                        ---------------------------------------------------------------


Allocations of Collections of Principal Receivables

The chart on the following page demonstrates the manner in which collections of Principal Receivables are allocated and applied to your Series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this Prospectus Supplement and the accompanying Prospectus.

Step 1: Collections of Principal Receivables for your Series are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount.

Step 2: Collections of Principal Receivables allocated to the Collateral
 Interest Amount and the Class B Investor Interest may be reallocated and made available to pay amounts due to the Class A Investor Interest that have not been paid by either the Class A's share of collections of Finance
 Charge Receivables or Excess Spread. If required Class A amounts are satisfied, the Collateral Interest Amount also provides the same type of protection to the Class B Investor Interest. Certain collections which are reallocated for Class A or Class B will not be made part of Available Investor Principal Collections.

Step 3: Collections of Principal Receivables allocated to your Series and not used in Step 2 above are combined with shared principal collections from other Series, to the extent necessary and available, and treated as Available Investor Principal Collections.

 Available Investor Principal Collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your Series is in the Revolving Period, the Controlled Accumulation Period, a Rapid Accumulation Period or a Rapid Amortization Period, as described below.

 Except during a Rapid Accumulation Period, the Class A Certificates will be paid in full before the Class B Certificates and the Collateral Interest receive any payments of principal. The Class B Certificates will be paid in full before the Collateral Interest receives any payments of principal.

 See "Maturity Assumptions" and "Description of Series Provisions--Application of Collections" in this Prospectus Supplement.

Step 4: Collections of Principal Receivables allocated to your Series and not used in Steps 2 and 3 above may be paid to other Series, to the extent necessary, or to the Seller.

                              ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

                                   ----------------------------------------
                                     Collections of Principal Receivables
                                           Allocated to Your Series
                                   ----------------------------------------

                            -------------------------------------------------------

--------         --------------------          --------------------          --------------------
 Step 1            Class A Investor              Class B Interest             Collateral Interest
--------               Interest                      Investor                       Amount
                 --------------------          --------------------          --------------------
--------                                  -----------------------------  -----------------------------
 Step 2                                     Reallocation for Class A,     Reallocation for Class A
--------                                        if any                     & Class B, if any
                                          -----------------------------  -----------------------------

                            -------------------------------------------------------

--------                                  -----------------------------  -----------------------------
 Step 3                                    Available Investor Principal  Shared Principal Collections
                                                   Collections                 from Other Series
--------                                  -----------------------------  -----------------------------

                               --------------------------------------------
                                  1. Class A Principal Payment
                                  2. Class B Principal Payment
                                  3. Collateral Interest Principal Payment
                               --------------------------------------------

--------                            --------------------------------
 Step 4                               Shared Principal Collections
--------                                    to Other Series
                                    --------------------------------

Revolving Period: Series 1999-G will have a period of time, called the "Revolving Period," when the Trust will not pay, or accumulate, principal for Certificateholders or the holder of the Collateral Interest. In general, during the Revolving Period the Trust will pay available principal to other Series or the holder of the Seller Interest. See "Description of Series Provisions-- Principal Payments" and "--Application of Collections" in this Prospectus Supplement.

The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

 . the Controlled Accumulation Period;
 .a Rapid Accumulation Period; or
 . a Rapid Amortization Period.

Controlled Accumulation Period: During the period called the "Controlled Accumulation Period," each month the Servicer will deposit a specified amount in the Principal Funding Account in order to pay the Certificates and the Collateral Interest in full on the Scheduled Payment Date.

Each month, the Trust will pay principal not required to be deposited in the Principal Funding Account to other Series or the holder of the Seller Interest. Each month, if the amount actually deposited in the Principal Funding Account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of Series Provisions--Principal Payments" and "--Application of Collections" in this Prospectus Supplement. For information about the application of money on deposit in the Principal Funding Account, including any net investment earnings, see "Description of Series Provisions--Principal Funding Account" in this Prospectus Supplement.

On the Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay (a) the Class A Investor Interest, (b) if the Class A Investor Interest is paid in full, the Class B Investor Interest and
(c) if the Class B Investor Interest is paid in full, the Collateral Interest Amount.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount on the Scheduled Payment Date. In addition, if the money on deposit in the Principal Funding Account is insufficient to pay these amounts on the Scheduled Payment Date or if a Trust Pay Out Event or a Series 1999-G Pay Out Event occurs, either a Rapid Accumulation Period or a Rapid Amortization Period will begin and the timing of your principal payments could change. See "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus.

The Controlled Accumulation Period is scheduled to begin at the close of business on June 30, 2003, but in some cases may be delayed to no later than the close of business on May 31, 2004. See "Description of Series Provisions-- Postponement of Controlled Accumulation Period" in this Prospectus Supplement.

The Controlled Accumulation Period will end when any one of the following occurs:

 . the Investor Interest is paid in full;
 . a Rapid Accumulation Period begins;
 . a Rapid Amortization Period begins; or
 . the Series 1999-G Termination Date.

Rapid Accumulation Period: If a period called the "Rapid Accumulation Period" begins, the Servicer will deposit any available principal collections, up to the Class A Investor Interest, into the Principal Funding Account, in order to pay the Class A Certificates in full on the Scheduled Payment Date. Each month during the Rapid Accumulation Period prior to the Scheduled Payment Date, the Trust will use any available principal collections not required to be deposited and accumulated in the Principal Funding Account for the benefit of the Class A Certificateholders to pay (a) the Class B Investor Interest and (b) if the Class B Investor Interest is paid in full, the Collateral Interest Amount. During the Rapid Accumulation Period principal will not be paid to the holders of the Class A Certificates.

See "Description of Series Provisions--Principal Payments" and "--Application of Collections" in this Prospectus Supplement. For information about the application of money on deposit in the Principal Funding Account, including any net investment earnings, see "Description of Series Provisions--Principal Funding Account" in this Prospectus Supplement.

On the Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay the Class A Investor Interest, and the Interest Rate Swap will terminate.

You should be aware that there may not be sufficient amounts available (a) to pay principal in full for the Class A Investor Interest on the Scheduled Payment Date or (b) to pay principal in full for the Class B Investor Interest or the Collateral Interest Amount at any time during the Rapid Accumulation Period. In addition, if (i) the Interest Rate Swap terminates, (ii) following certain reductions or a withdrawal of the rating of the Swap Counterparty, the Swap Counterparty shall have failed to adequately fund the Interest Reserve Account, or (iii) a Trust Pay Out Event occurs, a Rapid Amortization Period will begin and the timing of your principal payments could change. See "Maturity Assumptions", "Description of Series Provisions--Pay Out Events" and "--Interest Rate Swap" in this Prospectus Supplement and "Maturity Assumptions" and "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for a discussion of the events that might lead to the start of a Rapid Amortization Period.

The Rapid Accumulation Period will begin when a Series 1999-G Pay Out Event occurs prior to the Scheduled Payment Date, so long as (a) the Interest Rate Swap has not been terminated and (b) following certain reductions or a withdrawal of the rating of the Swap Counterparty, the Swap Counterparty shall have adequately funded the Interest Reserve Account. The Rapid Accumulation Period will end when either of the following occurs:

 . a Rapid Amortization Period begins; or
 . the Scheduled Payment Date.

Rapid Amortization Period: If a period called the "Rapid Amortization Period" begins, the Trust will use any available principal collections allocated to your Series to pay (a) the Class A Investor Interest, (b) if the Class A Investor Interest is paid in full, the Class B Investor Interest and (c) if the Class B Investor Interest is paid in full, the Collateral Interest Amount. These payments will begin on the Distribution Date in the month after the Rapid Amortization Period begins.

The Rapid Amortization Period will begin on the earlier to occur of (a) a Trust Pay Out Event or (b) a Series 1999-G Pay Out Event if either the Interest Rate Swap is or has been terminated or, following certain reductions or a withdrawal of the rating of the Swap Counterparty, the Swap Counterparty shall have failed to adequately fund the Interest Reserve Account. The Rapid Amortization Period will end when any one of the following occurs:

 . the Investor Interest is paid in full;
 . the Series 1999-G Termination Date; or
 . the Trust Termination Date.

Pay Out Events: Certain adverse events called Pay Out Events might lead to the start of either a Rapid Accumulation Period or a Rapid Amortization Period and the end of any of the Revolving Period, the Controlled Accumulation Period or a Rapid Accumulation Period.

A Series 1999-G Pay Out Event for your Series will include the following events:

 . the Seller does not make any required payment or deposit (within the applicable grace period);

 . the Seller materially violates any other obligation or agreement causing you to be adversely affected, if (a) the Seller does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

 . the Seller provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after the Seller has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

 . the three-month average net yield on the Receivables is below the three-month average of a minimum level called the Base Rate;

 . the Seller fails to transfer additional assets to the Trust when required;

 . certain defaults by the Servicer that have a material adverse effect on you;
  or

 . you are not paid in full on the Scheduled Payment Date.

A Trust Pay Out Event for your Series will include the following events:

 . certain events of insolvency or receivership relating to the Seller;

 . the Seller is unable to transfer Receivables to the Trust as required under the Agreement; or

 . the Trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these Pay Out Events, see "Description of Series Provisions--Pay Out Events" in this Prospectus Supplement. In addition, see "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for a discussion of the consequences of an insolvency or receivership of the Seller.

SHARED PRINCIPAL COLLECTIONS

This Series is included in a group of Series designated as "Group One." Each Series identified under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement is, and other Series in the future may be, included in Group One. To the extent that collections of Principal Receivables allocated to your Series are not needed to make payments or deposits to the Principal Funding Account for your

Series, these collections, called Shared Principal Collections, will be applied to cover principal payments for other Series within Group One. Any reallocation for this purpose will not reduce your Series's Investor Interest. In addition, you may receive the benefits of collections of Principal Receivables and certain other amounts allocated to other Series in Group One, to the extent those collections are not needed for those other Series. See "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

DENOMINATIONS

Beneficial interests in the Certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Certificates will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying Prospectus when Certificates in fully registered, certificated form are issued. See "Description of the Certificates--Definitive Certificates" in the accompanying Prospectus.

You may elect to hold your Certificates through DTC, in the United States, or Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedelbank or Euroclear will be made in DTC through the relevant depositaries of Cedelbank or Euroclear. See "Description of the Certificates-- Book-Entry Registration" in the accompanying Prospectus.

We expect that the Certificates will be delivered in book-entry form through the facilities of DTC, Cedelbank and Euroclear on or about the Closing Date.

TAX STATUS

Special Counsel to the Seller is of the opinion that under existing law your Certificates will be characterized as debt for federal income tax purposes. Under the Agreement, you and the Seller will agree to treat your Certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this Prospectus Supplement and in the accompanying Prospectus, the Class A Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Subject to important considerations described under "ERISA Considerations" in this Prospectus Supplement and the accompanying Prospectus, the Class B Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

The Class A Certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization.

The Class B Certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Certificate Ratings" in the accompanying Prospectus for a discussion of the primary factors upon which the ratings are based.

EXCHANGE LISTING

We will apply to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the Certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Certificates are listed on the Luxembourg Stock Exchange.

                                  RISK FACTORS

  You should consider the following risk factor and the risk factors described in the accompanying Prospectus in deciding whether to purchase the Certificates.

Interest Rate Swap         Since the Swap Counterparty makes payments under
Considerations              the Interest Rate Swap based on a fixed rate for
                            the related Interest Period and the Trust makes payments under the Interest Rate Swap based on a floating rate for the related Interest Period, it is possible that the amount owing to the Swap
                            Counterparty for any Interest Period could exceed the amount owing to the Trust for the related
                            Interest Period and that a Net Swap Payment will be owing by the Trust to the Swap Counterparty. If a Net Swap Payment is owing by the Trust for any Distribution Date, the Swap Counterparty will be entitled to that payment from collections of Finance Charge Receivables and certain other available amounts otherwise allocated to the Class
                            A Certificates. If Net Swap Payments are made out of Excess Spread or Reallocated Principal
                            Collections, the amount of Credit Enhancement supporting the Certificates may be reduced.

                           If the long-term credit rating of the Swap
                            Counterparty is reduced below BBB- by Standard & Poor's or below Baa3 by Moody's, or is withdrawn by either Standard & Poor's or Moody's, the Swap Counterparty may be directed to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty. You should be aware that there may not be a suitable replacement swap counterparty. In addition, we cannot assure you that any assignment of the Swap Counterparty's rights and obligations will occur.

                           A payment default by the Swap Counterparty or the
                            Trust may result in the termination of the Interest Rate Swap. The Interest Rate Swap may also be terminated upon the occurrence of certain other events described under "Description of Series Provisions--Interest Rate Swap" in this Prospectus Supplement. See "Maturity Assumptions," "Description of Series Provisions--Interest Rate Swap" and "--Pay Out Events" in this Prospectus Supplement.

                           If during the Revolving Period or the Controlled
                            Accumulation Period either the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs, the occurrence of a Series 1999-G Pay Out Event will result in the start of the Rapid Amortization Period rather than the Rapid Accumulation Period. Furthermore, if during the Rapid Accumulation Period either the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs, the Rapid Amortization Period will start. We cannot assure you that the Interest Rate Swap will not terminate prior to the Scheduled Payment Date or that an Interest Reserve Account Event will not occur prior to the Scheduled Payment Date. See "Description of Series Provisions--Interest Rate Swap" and "--Pay Out Events" in this Prospectus Supplement.

                           Although the Rating Agencies have not relied on the
                            ratings of the Swap Counterparty in rating either the Class A Certificates or the Class B Certificates, but rather have relied on the value of the Receivables and the benefits of the applicable Credit Enhancement, we cannot assure you that interest on the Class A Certificates can be paid if a payment default by the Swap Counterparty occurs.

                          MBNA'S CREDIT CARD PORTFOLIO

General

  The receivables (the "Receivables") conveyed or to be conveyed to the Trust by MBNA America Bank, National Association ("MBNA") pursuant to a pooling and servicing agreement dated as of August 4, 1994 (as amended from time to time, the "Agreement") between MBNA, as seller (the "Seller") and as servicer of the Receivables, and The Bank of New York, as trustee (the "Trustee"), have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts (the "Accounts"), including premium accounts and standard accounts, from the portfolio of MasterCard and VISA accounts owned by the Seller (the "Bank Portfolio").

Billing and Payments

  MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

  The finance charges on purchases which are assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on new purchases if all balances shown on the previous billing statement are paid by the due date, which is generally at least 25 days after the billing date. Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates. The finance charges which are assessed monthly on cash advances (including balance transfers) are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

  MBNA offers fixed rate and variable rate credit card accounts. MBNA also offers temporary promotional rates.

  MBNA assesses annual membership fees on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges. MBNA generally assesses a fee on cash advances and certain purchase transactions. Generally, a cash advance fee is not assessed on balance transfers.

Delinquency and Gross Charge-Off Experience

  An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

  Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

  In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy establishes uniform guidelines for charge-off of loans to delinquent, bankrupt and deceased borrowers, for charge-off of fraudulent accounts, and for re-aging, extending, deferring or rewriting delinquent accounts. The guidelines must be implemented by June 30, 1999, unless programming resources are required, in which case they must be implemented by December 31, 2000. The Bank, as Servicer, will accelerate charge-off of some delinquent loans when it implements the guidelines but does not expect implementation to have an effect upon the payment of principal and interest on the Certificates. This statement is a forward-looking statement, subject to certain risks and uncertainties. The implementation of the guidelines could, in combination with other adverse changes, such as a material increase in charge-off rates or in the rate of interest payable to Certificateholders, have a material adverse effect upon the payments of principal and interest on the Certificates.

  The following tables set forth the delinquency and gross charge-off experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and gross charge-off experience is comprised of segments which may, when taken individually, have delinquency and gross charge-off characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on July 7, 1999, the Receivables in the Trust Portfolio represented approximately 92% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and gross charge-off experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and gross charge-off experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                             Delinquency Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                                June 30,                                      December 31,
                         ----------------------- -----------------------------------------------------------------------
                                  1999                    1998                    1997                    1996
                         ----------------------- ----------------------- ----------------------- -----------------------
                                     Percentage              Percentage              Percentage              Percentage
                                      of Total                of Total                of Total                of Total
                         Receivables Receivables Receivables Receivables Receivables Receivables Receivables Receivables
                         ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding(1)          $49,315,568             $46,946,483             $41,567,876             $33,070,523
Receivables Delinquent:
  30 - 59 Days           $   872,640    1.77%    $   842,557    1.79%    $   799,458    1.92%    $   619,940    1.87%
  60 - 89 Days               434,842    0.88         459,367    0.98         386,276    0.93         282,815    0.86
  90 or more               1,051,298    2.13       1,009,157    2.15         833,957    2.01         606,650    1.83
                         -----------    ----     -----------    ----     -----------    ----     -----------    ----
    Total                $ 2,358,780    4.78%    $ 2,311,081    4.92%    $ 2,019,691    4.86%    $ 1,509,405    4.56%
                         ===========    ====     ===========    ====     ===========    ====     ===========    ====

--------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                          Gross Charge-Off Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                            Six Months
                               Ended           Year Ended December 31,
                             June 30,    -------------------------------------
                               1999         1998         1997         1996
                            -----------  -----------  -----------  -----------
Average Receivables Out-
 standing(1)............... $46,991,760  $43,205,658  $36,651,499  $27,781,061
Total Gross Charge-
 Offs(2)...................   1,376,291    2,415,466    1,897,006    1,193,375
Total Gross Charge-Offs as
 a percentage of Average
 Receivables
 Outstanding(3)............        5.86%        5.59%        5.18%        4.30%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) The percentage reflected for the six months ended June 30, 1999 is an annualized figure.

Interchange

  The Seller will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates and the Collateral Interest on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of Series Provisions--Servicing Compensation and Payment of Expenses" in this Prospectus Supplement and "MBNA's Credit Card Activities--Interchange" in the accompanying Prospectus.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on June 22, 1994 (the "Cut-Off Date") and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, November 15, 1994, March 30, 1995, July 6, 1995, October 3, 1995, March 8, 1996, May 30, 1996, September 4, 1996, October
3, 1996, November 5, 1996, February 4, 1997, April 4, 1997, July 2, 1997,
October 2, 1997, December 17, 1997, April 10, 1998, July 2, 1998, September 22, 1998, November 17, 1998, February 10, 1999, April 5, 1999 and June 17, 1999,
the Seller designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which included approximately $1.487 billion, $1.087 billion, $1.288 billion, $1.094 billion, $1.193 billion, $1.981 billion, $1.685 billion, $1.986 billion, $1.087 billion, $690.6 million, $1.681 billion, $1.392 billion, $2.472 billion, $1.23 billion, $1.862 billion, $2.135 billion, $1.316 billion, $1.97 billion, $915.1 million, $1.224 billion, $1.408 billion and $1.97 billion of Principal Receivables, respectively. In addition, the Seller will be required to designate Additional Accounts, to the extent available, (a) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Seller Interest" for any period means 4% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means, with respect to all Series then outstanding, unless otherwise provided in the related Series Supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates-- Representations and Warranties" in the accompanying Prospectus.

  The Receivables in the Trust Portfolio, as of the beginning of the day on July 7, 1999, included $44,083,105,715 of Principal Receivables and $920,274,284 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,316 and an average credit limit of $10,705. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 12.55%. The average age of the Accounts was approximately 43 months. As of the beginning of the day on July 7, 1999, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on July 7, 1999, 37.54% of the Accounts were standard accounts and 62.46% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 25.45% and 74.55%, respectively.

  The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on July 7, 1999. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                Trust Portfolio

                             Number   Percentage of                  Percentage
                               of     Total Number                    of Total
Account Balance Range       Accounts   of Accounts    Receivables    Receivables
---------------------      ---------- ------------- ---------------  -----------
Credit Balance............    458,000       1.4%    $   (57,764,857)     (0.1)%
No Balance................ 20,510,968      61.2                   0       0.0
$      .01 - $ 5,000.00...  9,146,507      27.3      12,905,977,714      28.7
$ 5,000.01 - $10,000.00...  2,351,072       7.0      16,518,052,502      36.7
$10,000.01 - $15,000.00...    653,201       2.0       7,830,281,340      17.4
$15,000.01 - $20,000.00...    215,662       0.6       3,690,083,445       8.2
$20,000.01 - $25,000.00...     88,577       0.3       1,972,656,072       4.3
$25,000.01 or More........     63,825       0.2       2,144,093,783       4.8
                           ----------     -----     ---------------     -----
  Total................... 33,487,812     100.0%    $45,003,379,999     100.0%
                           ==========     =====     ===============     =====

                          Composition by Credit Limit
                                Trust Portfolio

                                     Percentage of                 Percentage
                           Number    Total Number                   of Total
Credit Limit Range       of Accounts  of Accounts    Receivables   Receivables
------------------       ----------- ------------- --------------- -----------
Less than or equal to
 $5,000.00..............  6,992,411       20.9%    $ 4,171,912,258      9.3%
$ 5,000.01 -
  $10,000.00............ 11,448,362       34.2      14,493,866,856     32.2
$10,000.01 -
  $15,000.00............  7,941,872       23.7      11,054,105,248     24.6
$15,000.01 -
  $20,000.00............  3,589,128       10.7       6,091,190,801     13.5
$20,000.01 -
  $25,000.00............  2,341,856        7.0       4,867,040,439     10.8
$25,000.01 or More......  1,174,183        3.5       4,325,264,397      9.6
                         ----------      -----     ---------------    -----
  Total................. 33,487,812      100.0%    $45,003,379,999    100.0%
                         ==========      =====     ===============    =====

                      Composition by Period of Delinquency
                                Trust Portfolio

Period of Delinquency                  Percentage of                 Percentage
(Days Contractually          Number    Total Number                   of Total
Delinquent)                of Accounts  of Accounts    Receivables   Receivables
---------------------      ----------- ------------- --------------- -----------
Not Delinquent............ 32,540,416       97.2%    $40,299,127,501     89.5%
Up to 29 Days.............    538,249        1.6       2,579,403,861      5.7
30 to 59 Days.............    163,113        0.5         795,434,936      1.8
60 to 89 Days.............     82,757        0.2         403,175,006      0.9
90 or More Days...........    163,277        0.5         926,238,695      2.1
                           ----------      -----     ---------------    -----
  Total................... 33,487,812      100.0%    $45,003,379,999    100.0%
                           ==========      =====     ===============    =====

                           Composition by Account Age
                                Trust Portfolio

                                      Percentage of                  Percentage
                            Number     Total Number                   of Total
Account Age               of Accounts  of Accounts     Receivables   Receivables
-----------               ----------- -------------- --------------- -----------
Not More Than 6 Months..   2,299,981        6.9%     $ 2,761,913,968      6.1%
Over  6 Months to 12
 Months.................   2,312,228        6.9        3,003,116,467      6.7
Over 12 Months to 24
 Months.................   5,942,610       17.7        5,711,256,090     12.7
Over 24 Months to 36
 Months.................   6,600,706       19.7        6,939,445,383     15.4
Over 36 Months to 48
 Months.................   5,983,635       17.9        6,460,025,453     14.4
Over 48 Months to 60
 Months.................   4,437,516       13.3        6,108,538,829     13.6
Over 60 Months to 72
 Months.................   1,751,240        5.2        3,936,255,634      8.7
Over 72 Months..........   4,159,896       12.4       10,082,828,175     22.4
                          ----------      -----      ---------------    -----
  Total.................  33,487,812      100.0%     $45,003,379,999    100.0%
                          ==========      =====      ===============    =====

                      Geographic Distribution of Accounts
                                Trust Portfolio

                                       Percentage of                 Percentage
                             Number    Total Number                   of Total
State                      of Accounts  of Accounts    Receivables   Receivables
-----                      ----------- ------------- --------------- -----------
California................  3,603,258       10.8%    $ 5,880,835,640     13.1%
New York..................  2,604,550        7.8       3,329,835,987      7.4
Texas.....................  2,074,371        6.2       3,247,173,455      7.2
Florida...................  1,683,298        5.0       2,490,753,055      5.5
Pennsylvania..............  1,901,298        5.7       1,998,641,506      4.4
New Jersey................  1,327,008        4.0       1,867,541,405      4.1
Illinois..................  1,429,574        4.3       1,807,348,130      4.0
Ohio......................  1,512,447        4.5       1,647,473,224      3.7
Maryland..................    916,286        2.7       1,417,877,670      3.2
Michigan..................  1,187,795        3.5       1,414,926,654      3.1
Other..................... 15,247,927       45.5      19,900,973,273     44.3
                           ----------      -----     ---------------    -----
  Total................... 33,487,812      100.0%    $45,003,379,999    100.0%
                           ==========      =====     ===============    =====

                              MATURITY ASSUMPTIONS

  The Agreement provides that the holders of the Class A Certificates (the "Class A Certificateholders") will not receive payments of principal until the Scheduled Payment Date, or earlier in the event that either (a) a Trust Pay Out Event occurs or (b)(i) a Series 1999-G Pay Out Event occurs or has occurred and
(ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred. The occurrence of either of the foregoing would result in the commencement of the Rapid Amortization Period. The holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") will not begin to receive principal until the final principal payment on the Class A Certificates has been made or, during the Rapid Accumulation Period, until an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account.

Controlled Accumulation Period

  On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Investor Interest. Amounts in the Principal Funding Account are expected to be available to pay in full the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest on the Scheduled Payment Date, and, after the deposit of the Class A Investor Interest and the Class B Investor Interest in full in the Distribution Account, the Collateral Interest Amount on the Transfer Date relating to the Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders and the Class B Investor Interest will be paid to the Class B Certificateholders on the Scheduled Payment Date and the Collateral Interest Amount will be paid to the holder of the Collateral Interest (the "Collateral Interest Holder") on the Transfer Date relating to the Scheduled Payment Date, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount in full is not available on the Scheduled Payment Date, a Pay Out Event will occur and the Rapid Amortization Period will commence.

Rapid Accumulation Period

  If a Series 1999-G Pay Out Event occurs during the Revolving Period or the Controlled Accumulation Period and there has not been a termination of the Interest Rate Swap or the occurrence of an Interest Reserve Account Event, the Rapid Accumulation Period will commence and (a) any amount on deposit in the Principal Funding Account up to the Class A Investor Interest will continue to be held for the benefit of the Class A Certificateholders and (b) any amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the first Distribution Date with respect to the Rapid Accumulation Period. On each Transfer Date relating to the Rapid Accumulation Period, an amount equal to, for each Monthly Period, the lesser of (a) the Available Investor Principal Collections and (b) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account, until the Principal Funding Account Balance equals the Class A Investor Interest. Available Investor Principal Collections deposited in the Principal Funding Account during the Rapid Accumulation Period will not be subject to the Controlled Deposit Amount. Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date (or earlier under certain circumstances described herein). Commencing on the Distribution Date following the Transfer Date on which the Principal Funding Account Balance (after taking into account all deposits to be made on such Transfer Date) equals the Class A Investor Interest, remaining Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1999-G Termination Date. Unless either (a) the Interest Rate Swap terminates or an Interest Reserve Account Event occurs, or (b) a Trust Pay Out Event occurs, in each case, prior to the Scheduled Payment Date, the Rapid Accumulation Period will end on the Scheduled Payment Date.

Rapid Amortization Period

  If either (a) a Trust Pay Out Event occurs or (b)(i) a Series 1999-G Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, after the Class A Investor Interest has been paid in full, the Class B Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of (a) the date on which the Class A Certificates have been paid in full, (b) the Series 1999-G Termination Date and
(c) the Trust Termination Date. After the Class A Certificates have been paid in full and if the Series 1999-G Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earliest of (a) the date on which the Class B Certificates have been paid in full, (b) the Series 1999-G Termination Date and (c) the Trust Termination Date.

Pay Out Events

  A Series 1999-G Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) certain material breaches of certain representations, warranties or covenants of the Seller, (c) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (d) the failure of the Seller to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (e) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders or (f) insufficient monies available to pay the Investor Interest in full on the Scheduled Payment Date. A Trust Pay Out Event occurs automatically upon (a) certain insolvency events involving the Seller, (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) the Seller becoming unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of Series Provisions--Pay Out Events" in this Prospectus Supplement and "Description of the Certificates--Pay Out Events" in the accompanying Prospectus. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Minimum Monthly Interest and the Net Swap Payment, if any, each for the related Interest Period, less the Net Swap Receipt, if any, deposited in the Finance Charge Account for such Interest Period, and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, annual membership fees, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account, the Swap Reserve Fund and the Interest Reserve Account, if any, deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

Swap Termination Events

  The Interest Rate Swap may be terminated by its terms, whether or not the Class A Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the termination of the Trust pursuant to the terms of the Agreement, (ii) the payment in full of the Class A Investor Interest, (iii) the Scheduled Payment Date, (iv) the insolvency, conservatorship or receivership of the Swap Counterparty, (v) the failure on the part of the Trustee (on behalf of the Trust) or the Swap Counterparty to make any payment under the Interest Rate Swap within the applicable grace period, if any, and
(vi) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform an obligation under, the Interest Rate Swap. If the Interest Rate Swap terminates during either the Revolving Period or the Controlled Accumulation Period, upon the occurrence of a Series 1999-G Pay Out Event, there will be no Rapid Accumulation Period and the Rapid Amortization Period will commence. If the Interest Rate Swap terminates during the Rapid Accumulation Period, the Rapid Accumulation Period will end and the Rapid Amortization Period will commence. Any such termination could reduce the average life of the Certificates and the Collateral Interest.

Interest Reserve Account Event

  If the Swap Counterparty fails to deposit an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date immediately preceding a reduction of the Swap Counterparty's long-term credit rating below AA- by Standard & Poor's or below Aa3 by Moody's or a withdrawal of the Swap Counterparty's long-term credit rating by either Standard and Poor's or Moody's into the Interest Reserve Account within 30 days of such reduction or withdrawal, an Interest Reserve Account Event shall occur. If an Interest Reserve Account Event occurs during either the Revolving Period or the Controlled Accumulation Period, upon the occurrence of a Series 1999-G Pay Out Event, there will be no Rapid Accumulation Period and the Rapid Amortization Period will commence. If an Interest Reserve Account Event occurs during the Rapid Accumulation Period, the Rapid Accumulation Period will end and the Rapid Amortization Period will commence. The occurrence of any such Interest Reserve Account Event could reduce the average life of the Certificates and the Collateral Interest.

Payment Rates

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        Cardholder Monthly Payment Rates
                                 Bank Portfolio

                                              Six Months
                                                Ended    Year Ended December 31,
                                               June 30,  -----------------------
                                                 1999     1998    1997    1996
                                              ---------- ------- ------- -------
        Lowest Month.........................   13.29%    12.26%  11.30%  10.69%
        Highest Month........................   14.55%    14.07%  13.15%  11.56%
        Monthly Average......................   13.89%    13.35%  12.20%  11.19%

  Generally, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus past due amounts. However, the cardholder was and is generally required to make a monthly minimum payment (generally $15) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If the Rapid Amortization Period commences, the average life of the Class A Certificates, the Class B Certificates and the Collateral Interest could be significantly reduced. If the Rapid Accumulation Period commences, the average life of the Class B Certificates and the Collateral Interest could be significantly reduced.

  Because (a) there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, (b) a Series 1999-G Pay Out Event may occur which would initiate either the Rapid Accumulation Period or the Rapid Amortization Period, or (c) a Trust Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of Series 1999-G to its final Distribution Date will equal the expected number of months. As described under "Description of Series Provisions--Postponement of Controlled Accumulation Period" in this Prospectus Supplement, the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Investor Interest on the Scheduled Payment Date. See "Maturity Assumptions" and "Risk Factors--Timing of Principal Payments" in the accompanying Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1998 and the six calendar months contained in the period ended June 30, 1999 are set forth in the following table.

  The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years contained in the period ended December 31, 1998 and the six calendar months contained in the period ended June 30, 1999, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying Prospectus.

                              Bank Portfolio Yield

                                  Six Months
                                    Ended        Year Ended December 31,
                                   June 30,   -------------------------------
                                     1999       1998       1997       1996
                                  ----------  ---------  ---------  ---------
Average Account Monthly Accrued
 Finance
Charges and Fees(1)(2)........... $   28.45   $   27.59  $   25.58  $   24.27
Average Account Balance(3)....... $1,950.43   $1,902.58  $1,822.14  $1,738.50
Yield from Finance Charges and
 Fees(4).........................     17.50%      17.40%     16.85%     16.75%
Yield from Interchange(5)........      1.37%       1.32%      1.23%      1.17%
Yield from Finance Charges, Fees
 and Interchange(6)..............     18.87%      18.72%     18.08%     17.92%

--------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.
(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(3) Average Account Balance includes purchases, cash advances and accrued and unpaid monthly periodic finance charges and other charges and is calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.
(6) The percentage reflected for the six months ended June 30, 1999 is an annualized figure.

  The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "MBNA's Credit Card Portfolio" in this Prospectus Supplement and "MBNA's Credit Card Activities" in the accompanying Prospectus.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA International Bank Limited, a private limited company incorporated under the laws of England and Wales, is a wholly-owned subsidiary of MBNA. On a managed basis, including loans originated by MBNA International Bank Limited, MBNA maintained loan accounts with aggregate outstanding balances of $63.5 billion as of June 30, 1999. Of this amount, $52.8 billion were MasterCard and VISA credit card loans originated in the United States. As of June 30, 1999, the premium credit card portfolio in the United States accounted for 64% of MBNA's domestic MasterCard and VISA credit card accounts with outstanding balances and 74% of MBNA's outstanding domestic MasterCard and VISA credit card loans.

  MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of March 31, 1999, MBNA had assets of $25.3 billion, deposits of $17.3 billion and capital and surplus accounts of $3.1 billion.

  MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC

Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of June 30, 1999, the Corporation had consolidated assets of $28.0 billion, consolidated deposits of $16.4 billion and capital and surplus accounts of $3.8 billion. The principal asset of the Corporation is the capital stock of MBNA.

Year 2000

  Project Overview. Like most major financial institutions, the Corporation is highly dependent upon technology to deliver products and services to its customers. Credit card transactions and authorizations require a variety of voice and data networks, and service providers to operate successfully. Sophisticated computer and telecommunication systems enable the Corporation to process these transactions and service customer accounts. Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. Computer applications may not be able to properly process transactions with dates in the Year 2000 or thereafter.

  The Corporation began its Year 2000 Project (the "Project") to address this issue in 1994. The Project is organized into six major components: Application Software; Infrastructure; Business Unit; Telecommunication; Desktop Infrastructure; and Readiness Testing. The Application Software component includes all internally developed and purchased software used to perform specific business functions. This portion of the Project encompasses nearly all mission critical applications, including systems that service and support loans, deposits, customer service activities, and financial systems. The Infrastructure component includes the computer hardware and associated system's software upon which Application Software is run, and includes mainframe and distributed system platforms. The Business Unit component encompasses internally developed or acquired application software that is managed outside the technology area. It also includes all vendor supplied services and non-technology equipment, such as building operation and security systems. The Telecommunication component incorporates all voice and data networking and switching components; voice response technology; and local, long distance, and international telecommunication services. The Desktop Infrastructure component addresses local area network and desktop computing environments and includes all hardware and software components. The Readiness Testing component is the final comprehensive integrated test of Application Software and Infrastructure in a fully Year 2000 compliant environment. This will include interfaces with major vendors such as MasterCard International and Visa International.

  The Corporation has substantially completed the Application Software, Infrastructure, Business Unit, Telecommunication, and Desktop Infrastructure components of the Project. This included the assessment, renovation, validation and implementation phases. Assessment activities will continue throughout 1999 to minimize overall risk. During 1999, the Corporation will complete implementation of any newly purchased software, perform interoperability testing, and finalize contingency plans.

  Project Readiness. Application Software and Infrastructure, the most substantial components of the Project, are complete and have been implemented into production, with the exception of a small number of purchased software packages. Application Software is extensively tested for Year 2000 readiness prior to placing it into production.

  Business Unit efforts, which primarily involve work with third-party vendors, are estimated to be substantially complete. Vendors have been contacted regarding their progress and regular meetings and site visits have been, and will continue to be, held with critical vendors to evaluate their progress. Remediation of Business Unit applications is substantially complete. The Corporation does not have significant Year 2000 exposure from non-technology equipment.

  Internal telecommunication hardware and software upgrades are substantially completed. The Corporation is actively participating in various telecommunication forums in order to monitor telecommunication service provider readiness and to establish interoperability testing standards.

  The Desktop Infrastructure efforts are substantially complete.

  A standalone test environment has been constructed to perform extensive final readiness testing. The standalone test environment is separate from the Corporation's production systems and thus reduces the risk that testing will disrupt the Corporation's operations. This environment includes a voice and data network as well as mainframe, distributed, and desktop computers. All critical applications will be fully tested in a Year 2000 compliant environment as a final assurance step. Testing within the readiness environment began in March 1999. The Corporation has successfully completed a test of the December 31, 1999 to January 1, 2000 rollover, along with other significant dates. In addition to testing the transition to the new century, other key dates to be tested include September 9, 1999, year-end 2000 and the Year 2000 leap year. This environment will be maintained throughout 1999 in order to allow testing of significant system changes and newly acquired software.

  The Corporation relies on various third-parties to perform processing services and to supply critical system applications. Critical third-party provided software applications are being tested regardless of vendor statements to fitness to ensure Year 2000 compliance. Regular meetings and site visits are being held with MasterCard International, Visa International and other critical third party service providers to evaluate and monitor their project status.

  Costs. The total cost associated with required modifications to become Year 2000 compliant is not expected to be material to the Corporation's consolidated financial position. The estimated total cost of the Project is expected to be approximately $40 million. Costs incurred and expensed through March 31, 1999 were approximately $24 million. The majority of the remaining cost is associated with conducting the readiness testing, preparing contingency plans, and staffing a transition team for early 2000.

  Risks. Because the Corporation's business is highly reliant on various types of computer technologies, disruptions caused by Year 2000 failures have the potential to have a material impact on the Corporation's operations, liquidity, and financial condition. Due primarily to the general uncertainty of the Year 2000 readiness of some third-party providers, at this time the Corporation cannot with substantial certainty determine whether or not consequences of Year 2000 failures will have a material impact on the Corporation's results of operations, liquidity or financial condition. Based on the current project status and extensive testing completed and planned, the Corporation expects any internal Year 2000 system failure will be handled in the normal course of business and will not have a significant impact on the Corporation. It is more likely that any impact will result from a third-party that the Corporation conducts business with directly or indirectly. A likely worst case scenario would involve major disruption of the telecommunications network, a major disruption in the supply of electrical power, failure of one or more of the primary financial switching networks or, in the United Kingdom, failure of the primary data servicing provider. Revenues could be negatively impacted if Year 2000 failures prevent the Corporation or other entities from processing customer transactions and cause customers to curtail credit card spending for a period of time.

  Contingency Plans. The Corporation has a standing contingency plan that addresses various types of business interruptions. This plan is tested and updated on a regular basis. The Corporation has developed and will continue to refine contingency plans to address possible negative impacts specific to the Year 2000 problem. Plans are complete and in place for critical third-party software applications which are not currently Year 2000 compliant. At this time it is not expected that these plans will need to be implemented. The Corporation maintains a standing contingency plan to address liquidity and capital needs. A plan specific to Year 2000 implications has been completed. This plan will continue to be modified as necessary based on identified or perceived market risks. These plans will continue to be updated throughout 1999 as additional information becomes available regarding specific identified risks.

  Safe Harbor for Forward-Looking Statements. The above disclosure on Year 2000 issues includes forward-looking statements concerning the Corporation's future operations, expenses and financial performance. Such statements are subject to risks and uncertainties that may cause the Corporation's actual operations and performance to differ materially from those set forth in such forward-looking statements. Factors which could cause the Corporation's actual results to differ materially from those projected by the Corporation include, but are not limited to, the following: failure of third parties providing software, telecommunications, data networks, and other products or services to the Corporation to become Year 2000 compliant; insufficient staff and other technical resources; unexpected difficulties in implementing system enhancements; disruptions in the overall consumer credit market due to Year 2000 problems; and disruptions in capital markets due to Year 2000 problems.

                        DESCRIPTION OF SERIES PROVISIONS

  The Certificates and the Collateral Interest will be issued pursuant to the Agreement, as supplemented by the supplement relating to the Certificates (the "Series 1999-G Supplement"). Pursuant to the Agreement, the Seller and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of Series 1999-G does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1999-G Supplement. See "Description of the Certificates" in the accompanying Prospectus for additional information concerning the Certificates, the Collateral Interest, the Series 1999-G Supplement and the Agreement.

General

  The Class A Certificates, the Class B Certificates and the Collateral Interest will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Scheduled Payment Date or on each Distribution Date with respect to the Rapid Amortization Period, to the extent of the Class A Investor Interest, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the Class B Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full or on each Distribution Date with respect to the Rapid Accumulation Period after the Principal Funding Account Balance equals the Class A Investor Interest, to the extent of the Class B Investor Interest, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class A Certificate also represents the right to receive payments from Net Swap Receipts, Excess Spread, funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest), the Interest Reserve Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

  The Seller will own the Seller Interest. The holder of the Seller Interest will receive certain payments from the assets of the Trust, including a percentage (the "Seller Percentage") of all cardholder payments on the

Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement, and, at the discretion of the Seller, the Seller Interest may be held either in an uncertificated form or in the form of a Seller Certificate. See "Description of the Certificates--Certain Matters Regarding the Seller and the Servicer" in the accompanying Prospectus.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Certificateholders should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the Certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, for the status of such listing.

  The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references in this Prospectus Supplement to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references in this Prospectus Supplement to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are customers or participants of such systems, or indirectly through organizations that are customers or participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the accompanying Prospectus.

New Issuances

  The Agreement provides that the holder of the Seller Interest may have one or more new Series issued by notifying the Trustee as described under "Description of the Certificates--New Issuances" in the accompanying Prospectus.

Interest Payments

  Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed on September 15, 1999 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) the Net Swap Receipt, if any, deposited in the Finance Charge Account with respect to such Monthly Period, and previously due but not paid Net Swap Receipts, if any, deposited in the Finance Charge Account with respect to such Monthly Period, (c) an amount equal to the product of (i) the Class A Account Percentage and (ii) the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date, (d) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1999-G Supplement with respect to such Transfer Date, (e) amounts, if any, to be withdrawn from the Swap Reserve Fund which are required to be included in Class A Available Funds pursuant to the Series 1999-G Supplement with respect to such Transfer Date, and (f) amounts, if any, to be withdrawn from the Interest Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1999-G Supplement with respect to such Transfer Date. "Class A Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Certificates and the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Certificates and the Class B Certificates, in each case as of the last day of the preceding Monthly Period. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) an amount equal to the product of (i) the Class B Account Percentage and (ii) the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1999-G Supplement with respect to such Transfer Date. "Class B Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class B Certificates and the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Certificates and the Class B Certificates, in each case as of the last day of the preceding Monthly Period.

  The Class A Certificates will accrue interest at the Class A Certificate Rate from and including the Closing Date. Interest payments on the Class A Certificates on any Distribution Date will be equal to one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the preceding Record Date, except that interest for the first Distribution Date will include accrued interest on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate from and including the Closing Date through but excluding September 15, 1999. The Class B Certificates will accrue interest at the Class B Certificate Rate from and including the Closing Date. Interest payments on the Class B Certificates on any Distribution Date will be equal to one-twelfth of the product of the Class B Certificate Rate and the outstanding principal balance of the Class B Certificates as of the preceding Record Date, except that interest for the first Distribution Date will include accrued interest on the initial outstanding principal balance of the Class B Certificates at the Class B Certificate Rate from and including the Closing Date through but excluding September 15, 1999. Interest on the Certificates will be calculated on the basis of a 360-day year and twelve 30-day months.

Principal Payments

  On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the earliest to occur of the Controlled Accumulation Period, the Rapid Accumulation Period or the Rapid Amortization Period), collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections.

  On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid first to Class A Certificateholders (in an amount not to exceed the Class A Investor Interest) and then to Class B Certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest), in each case, on the Scheduled Payment Date, and lastly to the Collateral Interest Holder (to the extent such funds exceed the sum of the Class A Investor Interest and the Class B Investor Interest and in an amount not to exceed the Collateral Interest Amount) on the Transfer Date preceding the Scheduled Payment Date (in each case, unless paid earlier due to the commencement of the Rapid Amortization Period or, in the case of the Class B Investor Interest and the Collateral Interest Amount, the Rapid Accumulation Period). During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections. If funds on deposit in the Principal Funding Account are insufficient to pay in full the Investor Interest on the Scheduled Payment Date, the Rapid Amortization Period will commence.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to the Series of the Trust represented by the Certificates and the Collateral Interest ("Series 1999-G").

  On each Transfer Date relating to the Rapid Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the lesser of
(a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class A Adjusted Investor Interest prior to any deposits on such date. Provided that the Interest Rate Swap has not been terminated and that an Interest Reserve Account Event has not occurred, amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Scheduled Payment Date. After the Principal Funding Account Balance equals the Class A Investor Interest, on each Transfer Date during the Rapid Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders on each following Distribution Date until the Class B Investor Interest has been paid in full. After the Class B Investor Interest has been paid in full, on each Transfer Date during the Rapid Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date and (b) the Collateral Interest Amount will be paid to the Collateral Interest Holder until the Collateral Interest Amount has been paid in full. The Rapid Accumulation Period will end on the Scheduled Payment Date, unless prior to the Scheduled Payment Date, the Interest Rate Swap terminates or an Interest Reserve Account Event occurs. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Accumulation Period.

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Series 1999-G Termination Date and the Trust Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive, on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earliest of the date the Class B Certificates are paid in full, the Series 1999-G Termination Date and the Trust Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date, Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Series 1999-G Termination Date and the Trust Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the June 2003 Distribution Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period; provided, however, that the calculation of Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

  "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class of a Series with respect to which it is a Rating Agency.

Interest Rate Swap

  On the Closing Date, the Trustee, on behalf of the Trust, will enter into an interest rate swap agreement (as such agreement may be amended, supplemented or replaced, the "Interest Rate Swap") with Westdeutsche Landesbank Girozentrale, New York Branch (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the amount payable by the Swap Counterparty to the Trust will be, for each Distribution Date, an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the notional amount of the Interest Rate Swap (the "Notional Amount"), which equals the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). In the case of the first Distribution Date, such amounts will include accrued amounts for the period from and including the Closing Date to but excluding September 15, 1999. Payments from the Swap Counterparty to the Trust will be calculated on the basis of a 360-day year and twelve 30-day months. The amount payable by the Trust to the Swap Counterparty will be, for each Distribution Date, to the extent of Class A Available Funds and certain other amounts available for such purpose, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the Interest Period relating to such Distribution Date, and the denominator of which is 360, (ii) the Swap Floating Rate, and (iii) the Notional Amount as of the preceding Record Date. The "Swap Fixed Rate" will equal 6.35% per annum. The "Swap Floating Rate" will equal, with respect to any Interest Period, 0.25% per annum above LIBOR as determined for each such Interest Period (or such lesser rate as is specified in the Interest Rate Swap).

  With respect to each Distribution Date, the Net Swap Receipt, if any, for the related Transfer Date will be deposited into the Finance Charge Account by the Trustee and treated as part of Class A Available Funds. The Net Swap Payment, if any, will be paid to the Swap Counterparty for any Transfer Date out of collections of Finance Charge Receivables and certain other available amounts allocated to the Class A Certificates, including Principal Funding Investment Proceeds, amounts on deposit in the Reserve Account and the Swap Reserve Fund, Excess Spread and Reallocated Principal Collections, based on the respective amounts due as described under "--Application of Collections--Payment of Interest, Fees and Other Items."

  The "Net Swap Payment," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the Floating Amount for such date exceeds the fixed amount payable by the Swap Counterparty to the Trust for such date, and (b) otherwise, an amount equal to the Floating Amount for such date. The "Net Swap Receipt," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the fixed amount payable by the Swap Counterparty to the Trust for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the fixed amount payable by the Swap Counterparty to the Trust for such date. Net Swap Payments and Net Swap Receipts do not include any termination payments payable by either the Swap Counterparty or the Trust pursuant to the Interest Rate Swap. The netting provisions of the Interest Rate Swap will apply unless the Trustee elects gross payments to be made pursuant to the provisions of the Interest Rate Swap. If the Trustee elects gross payments under the Interest Rate Swap, the Trustee's obligation to pay the Floating Amount on any Transfer Date to the Swap Counterparty pursuant to the terms of the Interest Rate Swap is conditioned upon the prior receipt of the fixed amounts payable by the Swap Counterparty to the Trust for such date. The "Floating Amount," for any Transfer Date, shall mean an amount equal to the floating amount payable by the Trust to the Swap Counterparty for such date pursuant to the Interest Rate Swap.

  "LIBOR Determination Date" means July 27, 1999 for the period from and including the Closing Date through but excluding September 15, 1999, and for each Interest Period thereafter, the second London business day prior to the Distribution Date on which such Interest Period commences. For purposes of calculating LIBOR, a "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period (or, in the case of the first Interest Period, for a two-month period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (or, in the case of the first Interest Period, for a two-month period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be determined in accordance with the Interest Rate Swap.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  The Interest Rate Swap will terminate by its terms, whether or not the Class A Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the termination of the Trust pursuant to the terms of the Agreement, (ii) the payment in full of the Class A Investor Interest, (iii) the Scheduled Payment Date, (iv) the insolvency, conservatorship or receivership of the Swap Counterparty, (v) the failure on the part of the Trustee (on behalf of the Trust) or the Swap Counterparty to make any payment under the Interest Rate Swap within the applicable grace period and (vi) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform an obligation under, the Interest Rate Swap. In the event that the Interest Rate Swap terminates prior to the payment in full of the Class A Certificates, interest due on the Class A Certificates will be paid from Class A Available Funds, Excess Spread, Reallocated Principal Collections and amounts withdrawn from the Interest Reserve Account, if any, as described herein, without the benefits of any Net Swap Receipts that might have been due for any future Distribution Dates, and Excess Spread available to be distributed with respect to amounts due on the Class B Certificates and the Collateral Interest will not include the benefits of any Net Swap Receipts that might have been due for such future Distribution Dates.

  If the Swap Counterparty's long-term credit rating is reduced below AA- by Standard and Poor's or below Aa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Swap Counterparty will be required within 30 days from the date of such reduction or withdrawal to fund an account (the "Interest Reserve Account") in an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date preceding such reduction or withdrawal (the "Required Interest Reserve Amount"). The Trustee shall establish and maintain, at the direction of the Servicer, the Interest Reserve Account with a Qualified Institution as a segregated trust account for the benefit of the Class A Certificateholders. There can be no assurance that the Swap Counterparty can or will adequately fund the Interest Reserve Account. If the Swap Counterparty fails to adequately fund the Interest Reserve Account within 30 days of such reduction or withdrawal (an "Interest Reserve Account Event"), then (i) if the Rapid Accumulation Period has not previously commenced, there will be no Rapid Accumulation Period and, upon the occurrence of a Series 1999-G Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence or (ii) if the Rapid Accumulation Period has commenced prior to the occurrence of an Interest Reserve Account Event, upon the occurrence of such Interest Reserve Account Event, the Rapid Amortization Period will commence.

  All amounts on deposit in the Interest Reserve Account on any Transfer Date (after giving effect to any deposits to the Interest Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Swap Counterparty in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Interest Reserve Account (to the extent the amount on deposit is less than the Required Interest Reserve Amount) or distributed by the Trustee to the Swap Counterparty.

  On the Transfer Date on or following the termination of the Interest Rate Swap due to a default by the Swap Counterparty, the Trustee, at the direction of the Servicer, shall withdraw an amount equal to the Net Swap Receipt, if any, for the related Distribution Date, plus the amount of any Net Swap Receipt previously due but not paid, from funds on deposit in the Interest Reserve Account, if any (up to the Required Interest Reserve Amount), and deposit such amount into the Finance Charge Account to be applied as Class A Available Funds as described below under "--Application of Collections." The Interest Reserve Account will be terminated on the Transfer Date on or following such termination of the Interest Rate Swap (after giving effect to the withdrawal of an amount equal to the Net Swap Receipt, if any, on such Transfer Date, plus the amount of any Net Swap Receipt previously due but not paid).

  Upon the termination of the Interest Reserve Account, all amounts on deposit therein will be, after the prior payment of all amounts owing to the Class A Certificateholders that are payable from the Interest Reserve Account, distributed to the Swap Counterparty pursuant to the terms of the Interest Rate Swap.

  In the event the long-term credit rating of the Swap Counterparty is reduced below BBB- by Standard & Poor's or Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Seller, may, but shall not be obligated to, direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty. There can be no assurance that a successor swap counterparty will be found or that such assignment will be made.

  The Rating Agencies have not relied on the ratings of the Swap Counterparty in rating either the Class A Certificates or the Class B Certificates but rather on the value of the Receivables and the terms of the applicable Credit Enhancement. See "Risk Factors--Interest Rate Swap Considerations" in this Prospectus Supplement.

  Westdeutsche Landesbank Girozentrale ("WestLB") was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

  The New York Branch of WestLB ("WestLB New York"), the Swap Counterparty, is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York Branch.

  WestLB New York currently has a long-term credit rating of AA+ from Standard & Poor's and Aal from Moody's. WestLB will provide upon written request, without charge to each person to whom this Prospectus Supplement and the related Prospectus is delivered, a copy of WestLB's most recent annual report. Written requests for such annual reports should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Branch Management.

  The information set forth in the preceding three paragraphs and in the last paragraph of "Summary of Terms--Interest Rate Swap" in this Prospectus Supplement has been provided by the Swap Counterparty. The Seller makes no representations as to the accuracy or completeness of such information.

Subordination

  The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and to fund the Net Swap Payments. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Interest Rate Swap and the Class B Investor Interest may be reduced if the Collateral Interest Amount is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates, the Interest Rate Swap and the Class B Certificates and the Collateral Interest Amount may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread" in this Prospectus Supplement.

Allocation Percentages

  Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Seller Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on and include the Closing Date and end on and include August 31, 1999).

  Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be
(i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest Adjusted Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Collections of Principal Receivables during the Controlled Accumulation Period, Rapid Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest Amount as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest Amount has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest Amount" for any date means an amount equal to (a) $56,250,000 (the "Collateral Interest Initial Amount"), minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Collateral Interest Amount may not be reduced below zero.

  "Investor Interest," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest Amount.

  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the Principal Funding Account on such date (up to the Class A Investor Interest).

  "Class B Adjusted Investor Interest," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

  "Collateral Interest Adjusted Amount," for any date of determination, means an amount equal to the Collateral Interest Amount, minus the funds on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest on such date (up to the Collateral Interest Amount).

  "Adjusted Investor Interest," for any date of determination, means the sum of
(a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest and (c) the Collateral Interest Adjusted Amount.

Reallocation of Cash Flows

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Net Swap Payment, if any, for such Transfer Date and overdue Net Swap Payments, if any, due to the Swap Counterparty, (c) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (d) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1999-G and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest Amount was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest Amount with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest Amount and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1999-G not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

  Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections-- Excess Spread" in this Prospectus Supplement. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest Amount shall be reimbursed until reimbursed in full in a similar manner.

  "Required Amount" for any Monthly Period means the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

  "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest Amount for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest Amount after giving effect to any Collateral Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

Application of Collections

  Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement and (a)(i) the Servicer provides to the Trustee a letter of credit covering the risk of collection of the Servicer and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  With respect to Series 1999-G, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer, subject to certain limitations, will be permitted to withdraw the excess from the Collection Account.

  Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

      (ii) an amount equal to the Net Swap Payment, if any, for such Transfer Date, plus the amount of any Net Swap Payments previously due but not paid to the Swap Counterparty will be paid to the Swap Counterparty;

      (iii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iv) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (v) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) if MBNA or The Bank of New York is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

  "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from and including the Closing Date through but excluding September 15, 1999. Interest on the Class A Certificates will be calculated on the basis of a 360-day year and twelve 30-day months.

  "Class B Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class B Certificate Rate and (b) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from and including the Closing Date through but excluding September 15, 1999. Interest on the Class B Certificates will be calculated on the basis of a 360-day year and twelve 30-day months.

  "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(v), clause (b)(iii) and clause
(c)(ii) above.

  Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items," third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items," and fourth to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iv) above under "--Payment of Interest, Fees and Other Items;"

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Minimum Monthly Interest for such Transfer Date, plus the amount of any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the agreement among MBNA and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder (the "Transfer Agreement");

    (f) if MBNA or The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest Amount has been reduced for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" in this Prospectus Supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be distributed to the Collateral Interest Holder.

  "Collateral Minimum Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to the London interbank offered rate for one-month United States dollar deposits plus 1.00% per annum, or such lesser amount as may be designated in the Transfer Agreement (the "Collateral Minimum Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest Initial Amount less the aggregate amount distributed to the Collateral Interest Holder in respect of Collateral Monthly Principal for all prior Transfer Dates. The London interbank offered rate for one-month United States dollar deposits with respect to the Collateral Minimum Monthly Interest for each Interest Period will be determined on the second London business day prior to the Distribution Date on which such Interest Period commences (or, in the case of the first Interest Period, on July 27, 1999 for the period from and including the Closing Date through but excluding September 15, 1999).

  Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period or the Rapid Accumulation Period) or distributed (on the related Distribution Date) to the Class A Certificateholders (during the Rapid Amortization Period);

      (ii) an amount equal to Class B Monthly Principal will be (x) after an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed (on the related Distribution Date) to the Class B Certificateholders (during the Rapid Accumulation Period), or (y) after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related Distribution Date), distributed (on the related Distribution Date) to the Class B Certificateholders (during the Rapid Amortization Period); and

      (iii) an amount equal to Collateral Monthly Principal will be (x) after an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in the Principal Funding Account, deposited in the Principal Funding Account (during the Controlled Accumulation Period) or (y) after the Class B Investor Interest has been paid in full (taking into account distributions to be made on the related Distribution Date), distributed (on such Transfer
    Date) to the Collateral Interest Holder (during the Rapid Accumulation Period and the Rapid Amortization Period);

    (c) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

  "Class A Monthly Principal" with respect to any Transfer Date relating to (a) the Controlled Accumulation Period or the Rapid Accumulation Period, prior to the deposit in full of an amount equal to the Class A Investor Interest in the Principal Funding Account, or (b) the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to (a) the Controlled Accumulation Period or the Rapid Accumulation Period, beginning with the Transfer Date on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer

Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Collateral Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the sum of (i) the Class A Investor Interest and (ii) the Class B Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or with respect to any Transfer Date relating to the Rapid Accumulation Period or the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal with respect to such Transfer Date) and (iii) the Collateral Interest Adjusted Amount prior to any deposits on such Transfer Date.

  "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, $62,500,000; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

  "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account on such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account on such subsequent Transfer Date.

Shared Principal Collections

  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period (a) with respect to the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account, (b) with respect to the Rapid Accumulation Period, deposits of Available Investor Principal Collections into the Principal Funding Account up to the Class A Investor Interest and payments to the Class B Certificateholders and the Collateral Interest Holder and (c) with respect to the Rapid Amortization Period, payments to the Certificateholders and the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and the Collateral Interest Holder and any similar amount remaining for any other Series in Group One ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series in Group One which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Seller Interest.

Defaulted Receivables; Investor Charge-Offs

  On or before each Transfer Date, the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period. The term "Aggregate Investor Default Amount" means, for any Monthly Period, the sum of the Investor Default Amounts for such Monthly Period. The term "Investor Default Amount" means, for any Receivable, the product of (a) the Floating Investor Percentage on the day the applicable Account became a Defaulted Account and (b) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in such account on the day such Account became a Defaulted Account (the "Default Amount"). A portion of the Aggregate Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date for which the Collateral Interest Amount is not reduced) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

  On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest Amount will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest Amount for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest Amount will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest Amount allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest Amount will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

Principal Funding Account

  Pursuant to the Series 1999-G Supplement, the Trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the Certificateholders and the Collateral Interest Holder (the "Principal Funding Account"). During the Controlled Accumulation Period and the Rapid Accumulation Period, the Trustee at the direction of the Servicer shall transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Series 1999-G Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections" in this Prospectus Supplement.

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. During the Controlled Accumulation Period and the Rapid Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be deposited in the Finance Charge Account and included in Class A Available Funds and Class B Available Funds for such Interest Period. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Covered Amount, the amount of such deficiency (the "Reserve Draw Amount") shall be withdrawn, to the extent required and available, from the Reserve Account (during the Controlled Accumulation Period) and the Swap Reserve Fund (during the Rapid Accumulation Period) and deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as applicable, for such Transfer Date. See "--Reserve Account" and "--Swap Reserve Fund" in this Prospectus Supplement.

  "Covered Amount" means, with respect to any Transfer Date, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period, or, in the event the Interest Rate Swap has been terminated, the numerator of which is 30, and the denominator of which is 360, (ii) the Swap Floating Rate, or, in the event the Interest Rate Swap has been terminated, the Class A Certificate Rate, in either case, for such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date immediately preceding such Transfer Date, and (b) with respect to the Class B Certificates, one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date immediately preceding such Transfer Date.

Reserve Account

  Pursuant to the Series 1999-G Supplement, the Trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders and the Collateral Interest Holder (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates and Net Swap Payments, if any, during the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Accumulation Period or the Rapid Amortization Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "-- Application of Collections--Excess Spread" in this Prospectus Supplement) to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer of the Seller to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-G. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the first to occur of the Rapid Accumulation Period or the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as provided in the Series 1999-G Supplement, for such Transfer Date in an aggregate amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Reserve Draw Amount with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earliest to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the first Transfer Date with respect to the Rapid Accumulation Period, (c) the first Transfer Date with respect to the Rapid Amortization Period and (d) the Transfer Date immediately preceding the Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

Swap Reserve Fund

  Pursuant to the Series 1999-G Supplement, the Trustee will establish and maintain with a Qualified Institution the swap reserve fund as a segregated trust account held for the benefit of the Class A Certificateholders and the Swap Counterparty, as their interests appear in the Series 1999-G Supplement (the "Swap Reserve Fund"). The Swap Reserve Fund is established to assist in the payment of certain amounts owed to the Swap Counterparty during the Rapid Accumulation Period and to pay any amounts owed by the Trust to the Swap Counterparty as a result of an early termination of the Interest Rate Swap. The Swap Reserve Fund will be funded by an initial deposit by the Seller. Payments required to be made by the Swap Counterparty to the Trust are not dependent upon or subject to the availability of funds in the Swap Reserve Fund.

  On or before each Transfer Date with respect to the Rapid Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period if the Rapid Amortization Period is preceded by the Rapid Accumulation Period, a withdrawal will be made from the Swap Reserve Fund in an amount equal to the lesser of (a) the amount on deposit in the Swap Reserve Fund with respect to such Transfer Date and (b) the amount, if any, by which the Principal Funding Investment Proceeds are less than the Covered Amount with respect to such Transfer Date; provided, however, that on the first Transfer Date with respect to the Rapid Accumulation Period, the amount of such withdrawal shall equal the amount, if any, by which the sum of (i) the Principal Funding Investment Proceeds for such Transfer Date and (ii) the amount withdrawn from the Reserve Account on such Transfer Date as described under "--Principal Funding Account" and "--Reserve Account" is less than the amount computed pursuant to clause (a) of the definition of Covered Amount for such Transfer Date. Such withdrawal will be deposited into the Finance Charge Account and included as Class A Available Funds for such Transfer Date. No amounts withdrawn from the Swap Reserve Fund will be included as Class B Available Funds or Collateral Available Funds.

Pay Out Events

  As described above, the Revolving Period will continue through June 30, 2003 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period" in this Prospectus Supplement), unless either a Series 1999-G Pay Out Event or Trust Pay Out Event (jointly, a "Pay Out Event") occurs prior to such date. A "Series 1999-G Pay Out Event" refers to any of the following events:

    (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Agreement or the Series 1999-G Supplement (or within the applicable grace period which shall not exceed five days) or
  (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement or the Series 1999-G Supplement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

    (b) any representation or warranty made by the Seller in the Agreement or the Series 1999-G Supplement, or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

    (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

    (d) a failure by the Seller to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders; or

    (f) insufficient moneys available to pay the Investor Interest on the Scheduled Payment Date.

  A "Trust Pay Out Event" refers to any of the following events:

    (a) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (b) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (a), (b) or (e) of the definition of Series 1999-G Pay Out Event, a Series 1999-G Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or the Certificateholders and the Collateral Interest Holder evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Series 1999-G Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (a), (b) or (c) of the definition of Trust Pay Out Event, a Trust Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause
(c), (d) or (f) of the definition of Series 1999-G Pay Out Event, a Series 1999-G Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Series 1999-G Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence if the Interest Rate Swap has been terminated or an Interest Reserve Account Event has occurred, and the Rapid Accumulation Period will commence if the Interest Rate Swap has not been terminated and an Interest Reserve Account Event has not occurred. On the date on which a Trust Pay Out Event occurs, the Rapid Amortization Period will commence regardless of whether the Interest Rate Swap has previously terminated or an Interest Reserve Account Event has previously occurred.

  In the event the Rapid Amortization Period commences, distributions of principal to the Certificateholders and the Collateral Interest Holder will begin on the first Distribution Date following the month in which such Rapid Amortization Period commenced. The amount on deposit in the Principal Funding Account, if any, will be distributed to the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder to the extent allocable to each, on the first Distribution Date with respect to the Rapid Amortization Period. In the event the Rapid Accumulation Period commences, Available Investor Principal Collections will be accumulated in the Principal Funding Account up to the Class A Investor Interest and held for the benefit of the

Class A Certificateholders, and then distributions of principal to the Class B Certificateholders and the Collateral Interest Holder, will begin (to the extent of available funds) on the first Distribution Date following the day on which the Principal Funding Account Balance is equal to the Class A Investor Interest. If, because of the occurrence of either (a) a Trust Pay Out Event, or
(b)(i) a Series 1999-G Pay Out Event and (ii) either the termination of the Interest Rate Swap or the occurrence of an Interest Reserve Account Event, the Rapid Amortization Period begins on or prior to May 31, 2004 Certificateholders and the Collateral Interest Holder may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates and the Collateral Interest. If the Rapid Accumulation Period begins and the Principal Funding Account Balance equals the Class A Investor Interest prior to the Scheduled Payment Date, the Class B Certificateholders and the Collateral Interest Holder may begin receiving distributions of principal earlier than they otherwise would have, which may reduce the average life of the Class B Certificates and the Collateral Interest.

  See "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Seller.

Servicing Compensation and Payment of Expenses

  The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $1,333,333.33. On each Transfer Date, but only if MBNA or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which MBNA or The Bank of New York is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 0.75%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $500,000. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.25%, or if MBNA or The Bank of New York is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $708,333.33. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $62,500. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee", together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $62,500. The remainder of the Servicing Fee shall be paid by the holder of the Seller Interest or other Series (as provided in the related Series

Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections--Payment of Interest, Fees and Other Items" in this Prospectus Supplement.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust, the Certificateholders or the Collateral Interest Holder other than federal, state and local income and franchise taxes, if any, of the Trust.

Reports to Certificateholders

  On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the accompanying Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date.

Amendments

  In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or the Series 1999-G Supplement, the Series 1999-G Supplement may be amended by the Seller without the consent of the Servicer, the Trustee or any Certificateholder if the Seller provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to section 7704 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder, provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 1999-G Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 1999-G Supplement.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain pension, profit sharing, or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

The Certificates

  A violation of the prohibited transaction rules could occur if either the Class A Certificates or the Class B Certificates were to be purchased with assets of any Plan if the Seller, the Trustee, any Underwriter of either the Class A Certificates or the Class B Certificates or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL"). The Seller, the Trustee, the Underwriters and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing either the Class A Certificates or the Class B Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any Underwriter of either the Class A Certificates or the Class B Certificates or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying Prospectus.

  Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Certificates and the Class B Certificates will represent beneficial interests in the Trust, and despite the agreement of the Seller and the Certificate Owners to treat the Certificates as debt instruments, the Class A Certificates and the Class B Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for the purposes of ERISA and section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the accompanying Prospectus. It is anticipated that each of the Class A Certificates and the Class B Certificates will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying Prospectus. No restrictions will be imposed on the transfer of the Class A Certificates or the Class B Certificates. It is expected that each of the Class A Certificates and the Class B Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering made hereby although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Certificates and the Class B Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

  If the foregoing exception under the Plan Asset Regulation were not satisfied with respect to the Class A Certificates or the Class B Certificates, transactions involving the Trust and Parties in Interest with respect to a Plan that purchases or holds such Certificates might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the accompanying Prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of either Class A Certificates or Class B Certificates by a Plan. The Class A Certificates will not be eligible for the exemptive relief provided by DOL Prohibited Transaction Exemption 98-13, and as a result the Class B Certificates will not be eligible for the exemptive relief provided by DOL Prohibited Transaction Exemption 95-
60. See "ERISA Considerations" in the accompanying Prospectus.

Consultation With Counsel

  In light of the foregoing, fiduciaries or other persons contemplating purchasing either the Class A Certificates or the Class B Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by either the Class A Certificates or the Class B Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

  Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in either the Class A Certificates or the Class B Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this Prospectus Supplement and the accompanying Prospectus.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A Certificates (together, the "Class A Underwriting Agreement") between the Seller and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B Certificates (together, the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Seller and the Class B Underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters"), the Seller has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                            Principal Amount of
Class A Underwriters                                        Class A Certificates
--------------------                                        --------------------
 Credit Suisse First Boston Corporation....................     $127,500,000
 Chase Securities Inc. ....................................      127,500,000
 Goldman, Sachs & Co. .....................................      127,500,000
 Lehman Brothers Inc. .....................................      127,500,000
 Merrill Lynch, Pierce, Fenner & Smith Incorporated........      127,500,000
                                                                ------------
   Total...................................................     $637,500,000
                                                                ============
                                                            Principal Amount of
Class B Underwriters                                        Class B Certificates
--------------------                                        --------------------
 Credit Suisse First Boston Corporation....................     $ 28,125,000
 Merrill Lynch, Pierce, Fenner & Smith Incorporated........       28,125,000
                                                                ------------
   Total...................................................     $ 56,250,000
                                                                ============

  In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

  The Class A Underwriters propose initially to offer the Class A Certificates to the public at 99.922805% of their principal amount and to certain dealers at such price less concessions not in excess of 0.18% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

  The Class B Underwriters propose initially to offer the Class B Certificates to the public at 99.951223% of their principal amount and to certain dealers at such price less concessions not in excess of 0.21% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

  We will receive proceeds of approximately $691,121,069.81 from the sale of the Certificates (representing 99.622805% of the principal amount of each Class A Certificate and 99.601223% of the principal amount of each Class B Certificate) after paying the underwriting discount of $2,109,375 (representing 0.30% of the principal amount of each Class A Certificate and 0.35% of the principal amount of each Class B Certificate).

The underwriting discount will be 1.55% for Class B Certificates sold to various noninstitutional investors. To the extent Class B Certificates are sold to these investors, the actual Class B underwriting discount will be more than, and the proceeds to the Seller from the sales of Class B Certificates will be less than, the amounts shown above. Additional offering expenses are estimated to be $800,000.

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the accompanying Prospectus if that person is of a kind described either in
  Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Accounts................................................................... S-15
Accumulation Period Length................................................. S-32
Accumulation Shortfall..................................................... S-44
Additional Interest........................................................ S-29
Adjusted Investor Interest................................................. S-38
Aggregate Investor Default Amount.......................................... S-45
Agreement.................................................................. S-15
Available Investor Principal Collections................................... S-31
Available Reserve Account Amount........................................... S-48
Bank Portfolio............................................................. S-15
Base Rate.................................................................. S-22
business day............................................................... S-29
Cedelbank.................................................................. S-13
Certificateholder Servicing Fee............................................ S-50
Certificateholders......................................................... S-21
Certificates...............................................................  S-5
Class A Account Percentage................................................. S-30
Class A Additional Interest................................................ S-29
Class A Adjusted Investor Interest......................................... S-38
Class A Available Funds.................................................... S-30
Class A Certificate Rate...................................................  S-5
Class A Certificateholders................................................. S-21
Class A Certificates.......................................................  S-5
Class A Fixed Allocation................................................... S-37
Class A Floating Allocation................................................ S-36
Class A Investor Charge-Off................................................ S-45
Class A Investor Default Amount............................................ S-45
Class A Investor Interest.................................................. S-37
Class A Monthly Interest................................................... S-41
Class A Monthly Principal.................................................. S-43
Class A Required Amount.................................................... S-38
Class A Servicing Fee...................................................... S-50
Class A Underwriters....................................................... S-53
Class A Underwriting Agreement............................................. S-53
Class B Account Percentage................................................. S-30
Class B Additional Interest................................................ S-29
Class B Adjusted Investor Interest......................................... S-38
Class B Available Funds.................................................... S-30
Class B Certificate Rate...................................................  S-5
Class B Certificateholders................................................. S-21
Class B Certificates.......................................................  S-5
Class B Fixed Allocation................................................... S-37
Class B Floating Allocation................................................ S-36
Class B Investor Charge-Off................................................ S-46
Class B Investor Default Amount............................................ S-45
Class B Investor Interest.................................................. S-37
Class B Monthly Interest................................................... S-41
Class B Monthly Principal.................................................. S-43

Term                                                                        Page
----                                                                        ----
Class B Required Amount...............................................      S-39
Class B Servicing Fee.................................................      S-50
Class B Underwriting Agreement........................................      S-53
Class B Underwriters..................................................      S-53
Closing Date..........................................................       S-5
Code..................................................................      S-51
Collateral Available Funds............................................      S-41
Collateral Charge-Off.................................................      S-46
Collateral Default Amount.............................................      S-45
Collateral Fixed Allocation...........................................      S-37
Collateral Floating Allocation........................................      S-36
Collateral Interest...................................................       S-5
Collateral Interest Adjusted Amount...................................      S-38
Collateral Interest Amount............................................      S-37
Collateral Interest Initial Amount....................................      S-37
Collateral Interest Holder............................................      S-21
Collateral Interest Servicing Fee.....................................      S-50
Collateral Minimum Monthly Interest...................................      S-42
Collateral Minimum Rate...............................................      S-42
Collateral Monthly Principal..........................................      S-44
Controlled Accumulation Amount........................................      S-44
Controlled Accumulation Period........................................      S-10
Controlled Deposit Amount.............................................      S-21
Covered Amount........................................................      S-46
Cut-Off Date..........................................................      S-17
Default Amount........................................................      S-45
Distribution Date..................................................... S-5, S-29
DOL...................................................................      S-52
DTC...................................................................      S-13
ERISA.................................................................      S-51
Euroclear.............................................................      S-13
Excess Spread.........................................................      S-41
Finance Charge Receivables............................................       S-7
Fixed Investor Percentage.............................................      S-36
Floating Amount.......................................................      S-33
Floating Investor Percentage..........................................      S-36
Group One.............................................................      S-12
Interest Period.......................................................       S-5
Interest Rate Swap....................................................      S-32
Interest Reserve Account..............................................      S-34
Interest Reserve Account Event........................................      S-34
Investor Default Amount...............................................      S-45
Investor Interest.....................................................      S-38
Investor Servicing Fee................................................      S-50
Legal Final Maturity..................................................       S-5
LIBOR.................................................................      S-33
LIBOR Determination Date..............................................      S-33
London business day...................................................      S-33

Term                                                                        Page
----                                                                        ----
MBNA....................................................................... S-15
Minimum Aggregate Principal Receivables.................................... S-18
Minimum Seller Interest.................................................... S-18
Monthly Period............................................................. S-36
Net Servicing Fee Rate..................................................... S-50
Net Swap Payment........................................................... S-33
Net Swap Receipt........................................................... S-33
Notional Amount............................................................ S-33
OCMS....................................................................... S-15
Parties in Interest........................................................ S-51
Pay Out Event.............................................................. S-48
Plans...................................................................... S-51
Plan Asset Regulation...................................................... S-52
Portfolio Yield............................................................ S-22
Principal Funding Account.................................................. S-46
Principal Funding Account Balance.......................................... S-21
Principal Funding Investment Proceeds...................................... S-46
Principal Receivables......................................................  S-7
Principal Shortfalls....................................................... S-44
Project.................................................................... S-26
Rapid Accumulation Period.................................................. S-11
Rapid Amortization Period.................................................. S-12
Rating Agency Condition.................................................... S-32
Reallocated Class B Principal Collections.................................. S-39
Reallocated Collateral Principal Collections............................... S-39
Reallocated Principal Collections.......................................... S-39
Receivables................................................................ S-15
Record Date................................................................ S-28
Reference Banks............................................................ S-34

Term                                                                        Page
----                                                                        ----
Required Amount............................................................ S-39
Required Interest Reserve Amount........................................... S-34
Required Reserve Account Amount............................................ S-47
Reserve Account............................................................ S-47
Reserve Account Funding Date............................................... S-47
Reserve Draw Amount........................................................ S-46
Revolving Period........................................................... S-10
Scheduled Payment Date.....................................................  S-5
Seller..................................................................... S-15
Seller Interest............................................................  S-7
Seller Percentage.......................................................... S-28
Series 1999-G.............................................................. S-31
Series 1999-G Pay Out Event................................................ S-48
Series 1999-G Supplement................................................... S-28
Series 1999-G Termination Date.............................................  S-5
Servicer Interchange....................................................... S-50
Shared Principal Collections............................................... S-44
Swap Counterparty.......................................................... S-32
Swap Fixed Rate............................................................ S-33
Swap Floating Rate......................................................... S-33
Swap Reserve Fund.......................................................... S-48
Telerate Page 3750......................................................... S-34
Transfer Agreement......................................................... S-42
Transfer Date.............................................................. S-40
Trust......................................................................  S-5
Trust Pay Out Event........................................................ S-49
Trust Portfolio............................................................ S-17
Trustee.................................................................... S-15
Underwriters............................................................... S-53
Underwriting Agreement..................................................... S-53

                                                                         ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

  The table below sets forth the principal characteristics of the other Series previously issued by the Trust that are currently outstanding, all of which are in Group One, as well as another Series that is expected to be issued by the Trust, and included in Group One, on or about August 3, 1999. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6255 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

 1.Series 1994-A

   Initial Class A Investor Interest...............................$661,200,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$34,200,000
   Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount..........................$55,100,000*
   Class A Scheduled Payment Date.................August 1999 Distribution Date
   Class B Scheduled Payment Date..............September 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$64,600,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-A Termination Date................January 2002 Distribution Date
   Series Issuance Date..........................................August 4, 1994

 2.Series 1994-B

   Initial Class A Investor Interest...............................$870,000,000
   Class A Certificate Rate....Thirteen-week Treasury Bill plus 0.45% per annum
   Initial Class B Investor Interest................................$45,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..........................$72,500,000*
   Class A Scheduled Payment Date.................August 1999 Distribution Date
   Class B Scheduled Payment Date..............September 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$85,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-B Termination Date................January 2002 Distribution Date
   Series Issuance Date.........................................August 18, 1994

 3.Series 1994-C

   Initial Class A Investor Interest...............................$870,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Initial Class B Investor Interest................................$45,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..........................$72,500,000*
   Class A Scheduled Payment Date................October 2001 Distribution Date
   Class B Scheduled Payment Date...............November 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$85,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-C Termination Date..................March 2004 Distribution Date
   Series Issuance Date........................................October 26, 1994

 4.Series 1994-E

   Initial Investor Interest.......................................$500,000,000
   Current Investor Interest as of June 30, 1999...................$700,000,000
   Maximum Investor Interest.......................................$700,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Cash Collateral Amount...................................$20,000,000
   Series Issuance Date.......................................December 15, 1994

 5.Series 1995-A

   Initial Class A Investor Interest...............................$500,250,000
   Class A Certificate Rate................One-Month LIBOR plus 0.27% per annum
   Initial Class B Investor Interest................................$25,875,000
   Class B Certificate Rate................One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..........................$41,687,500*
   Class A Scheduled Payment Date.................August 2004 Distribution Date
   Class B Scheduled Payment Date..............September 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-A Termination Date................January 2007 Distribution Date
   Series Issuance Date..........................................March 22, 1995

 6.Series 1995-B

   Initial Class A Investor Interest...............................$652,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................$33,750,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..........................$54,375,000*
   Class A Scheduled Payment Date....................May 2000 Distribution Date
   Class B Scheduled Payment Date...................June 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$63,750,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-B Termination Date................October 2002 Distribution Date
   Series Issuance Date............................................May 23, 1995

 7.Series 1995-C

   Initial Class A Investor Interest...............................$500,250,000
   Class A Certificate Rate.....................................6.45% per annum
   Initial Class B Investor Interest................................$25,875,000
   Class B Certificate Rate................One-Month LIBOR plus 0.42% per annum
   Class A Controlled Accumulation Amount..........................$41,687,500*
   Class A Scheduled Payment Date...................June 2005 Distribution Date
   Class B Scheduled Payment Date...................July 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-C Termination Date...............February 2008 Distribution Date
   Series Issuance Date...........................................June 29, 1995

 8.Series 1995-D

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate.....................................6.05% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date...................June 2000 Distribution Date
   Class B Scheduled Payment Date...................July 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-D Termination Date...............November 2002 Distribution Date
   Series Issuance Date...........................................June 29, 1995

 9.Series 1995-E

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.22% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date.................August 2002 Distribution Date
   Class B Scheduled Payment Date..............September 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-E Termination Date................January 2005 Distribution Date
   Series Issuance Date..........................................August 2, 1995

10.Series 1995-F

   Initial Class A Investor Interest...............................$455,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$18,750,000
   Class B Certificate Rate.....................................6.75% per annum
   Class A Controlled Accumulation Amount.......................$37,916,666.67*
   Class A Scheduled Payment Date.................August 2000 Distribution Date
   Class B Scheduled Payment Date..............September 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$26,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-F Termination Date................January 2003 Distribution Date
   Series Issuance Date.........................................August 30, 1995

11.Series 1995-G

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.33% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date................October 2002 Distribution Date
   Class B Scheduled Payment Date...............November 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-G Termination Date..................March 2005 Distribution Date
   Series Issuance Date......................................September 27, 1995

12.Series 1995-I

   Initial Class A Investor Interest...............................$652,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$33,750,000
   Class B Certificate Rate................One-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount..........................$54,375,000*
   Class A Scheduled Payment Date................October 2000 Distribution Date
   Class B Scheduled Payment Date...............November 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$63,750,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-I Termination Date..................March 2003 Distribution Date
   Series Issuance Date........................................October 26, 1995

13.Series 1995-J

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.23% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date...............November 2002 Distribution Date
   Class B Scheduled Payment Date...............December 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-J Termination Date..................April 2005 Distribution Date
   Series Issuance Date.......................................November 21, 1995

14.Series 1996-A

   Initial Class A Investor Interest...............................$609,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest................................$31,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.34% per annum
   Class A Controlled Accumulation Amount..........................$50,750,000*
   Class A Scheduled Payment Date...............February 2003 Distribution Date
   Class B Scheduled Payment Date..................March 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$59,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-A Termination Date...................July 2005 Distribution Date
   Series Issuance Date.......................................February 28, 1996

15.Series 1996-B

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date..................March 2006 Distribution Date
   Class B Scheduled Payment Date..................April 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-B Termination Date.................August 2008 Distribution Date
   Series Issuance Date..........................................March 26, 1996

16.Series 1996-C

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.14% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.28% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date..................March 2001 Distribution Date
   Class B Scheduled Payment Date..................April 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-C Termination Date.................August 2003 Distribution Date
   Series Issuance Date..........................................March 27, 1996

17.Series 1996-D

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.33*
   Class A Scheduled Payment Date..................April 2001 Distribution Date
   Class B Scheduled Payment Date....................May 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-D Termination Date..............September 2003 Distribution Date
   Series Issuance Date.............................................May 1, 1996

18.Series 1996-E

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.31% per annum
   Class A Controlled Accumulation Amount..........................$53,125,000*
   Class A Scheduled Payment Date....................May 2003 Distribution Date
   Class B Scheduled Payment Date...................June 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-E Termination Date................October 2005 Distribution Date
   Series Issuance Date............................................May 21, 1996

19.Series 1996-F

   Initial Class A Investor Interest...............................$705,000,000
   Initial Collateral Interest......................................$45,000,000
   Current Investor Interest as of June 30, 1999.................$1,000,000,000
   Maximum Investor Interest.....................................$1,000,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Series Issuance Date...........................................June 25, 1996

20.Series 1996-G

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.18% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...................July 2006 Distribution Date
   Class B Scheduled Payment Date.................August 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-G Termination Date...............December 2008 Distribution Date
   Series Issuance Date...........................................July 17, 1996

21.Series 1996-H

   Initial Class A Investor Interest.............................$1,020,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest................................$90,000,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount..........................$85,000,000*
   Class A Scheduled Payment Date.................August 2001 Distribution Date
   Class B Scheduled Payment Date..............September 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$90,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-H Termination Date................January 2004 Distribution Date
   Series Issuance Date.........................................August 14, 1996

22.Series 1996-I

   Initial Class A Deutsche Mark ("DM") Investor Interest......DM 1,000,000,000
   Initial Class A Investor Interest............................$666,444,518.49
   Class A Certificate Rate...........Three-Month DM LIBOR plus 0.09% per annum
   Class A Floating Dollar Rate.........Three-Month LIBOR plus 0.115% per annum
   Initial Class B Investor Interest................................$58,804,000
   Class B Certificate Rate......Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Class A Controlled Accumulation Amount.......................$55,537,043.21*
   Class A Scheduled Payment Date............................September 19, 2001
   Class B Scheduled Payment Date................October 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$58,804,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-I Termination Date.............................February 18, 2004
   Series Issuance Date......................................September 25, 1996

23.Series 1996-J

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.33*
   Class A Scheduled Payment Date..............September 2003 Distribution Date
   Class B Scheduled Payment Date................October 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-J Termination Date...............February 2006 Distribution Date
   Series Issuance Date......................................September 19, 1996

24.Series 1996-K

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.34*
   Class A Scheduled Payment Date................October 2003 Distribution Date
   Class B Scheduled Payment Date...............November 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-K Termination Date..................March 2006 Distribution Date
   Series Issuance Date........................................October 24, 1996

25.Series 1996-L

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.03% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.24% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...............November 1999 Distribution Date
   Class B Scheduled Payment Date...............December 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-L Termination Date...............November 2001 Distribution Date
   Series Issuance Date........................................December 3, 1996

26.Series 1996-M

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...............November 2006 Distribution Date
   Class B Scheduled Payment Date...............December 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-M Termination Date..................April 2009 Distribution Date
   Series Issuance Date.......................................November 26, 1996

27.Series 1997-A

   Initial Class A Investor Interest...............................$525,000,000
   Class A Certificate Rate............Three-Month LIBOR minus 0.075% per annum
   Initial Class B Investor Interest................................$46,350,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount..................................$47,612,500*
   Scheduled Payment Date.......................February 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$46,350,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-A Termination Date...................July 2002 Distribution Date
   Series Issuance Date........................................January 30, 1997

28.Series 1997-B

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount...............................$83,333,333.34*
   Scheduled Payment Date..........................March 2012 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-B Termination Date.................August 2014 Distribution Date
   Series Issuance Date.......................................February 27, 1997

29.Series 1997-C

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................March 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-C Termination Date.................August 2006 Distribution Date
   Series Issuance Date..........................................March 26, 1997

30.Series 1997-D

   Initial Class A Investor Interest...............................$387,948,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.05% per annum
   Initial Class B Investor Interest................................$34,231,000
   Class B Certificate Rate......Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$38,034,166.67*
   Scheduled Payment Date............................May 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$34,231,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-D Termination Date................October 2009 Distribution Date
   Series Issuance Date............................................May 22, 1997

31.Series 1997-E

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................April 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-E Termination Date..............September 2004 Distribution Date
   Series Issuance Date.............................................May 8, 1997

32.Series 1997-F

   Initial Class A Investor Interest...............................$600,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$53,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Controlled Accumulation Amount...............................$54,416,666.67*
   Scheduled Payment Date...........................June 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$53,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-F Termination Date...............November 2004 Distribution Date
   Series Issuance Date...........................................June 18, 1997

33.Series 1997-G

   Initial Class A Investor Interest...............................$460,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$40,600,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Controlled Accumulation Amount...............................$41,716,666.67*
   Scheduled Payment Date...........................June 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$40,600,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-G Termination Date...............November 2006 Distribution Date
   Series Issuance Date...........................................June 18, 1997

34.Series 1997-H

   Initial Class A Investor Interest...............................$507,357,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$44,770,000
   Class B Certificate Rate.....Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$49,741,416.67*
   Scheduled Payment Date......................September 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$44,770,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-H Termination Date...............February 2010 Distribution Date
   Series Issuance Date..........................................August 6, 1997

35.Series 1997-I

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate.....................................6.55% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.31% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.........................August 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-I Termination Date................January 2007 Distribution Date
   Series Issuance Date.........................................August 26, 1997

36.Series 1997-J

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.12% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date......................September 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-J Termination Date...............February 2007 Distribution Date
   Series Issuance Date......................................September 10, 1997

37.Series 1997-K

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.12% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.......................November 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-K Termination Date..................April 2008 Distribution Date
   Series Issuance Date........................................October 22, 1997

38.Series 1997-L

   Initial Class A Investor Interest...............................$511,000,000
   Class A Certificate Rate.............Three-Month LIBOR minus 0.01% per annum
   Initial Class B Investor Interest................................$45,100,000
   Class B Certificate Rate......Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$46,341,666.67*
   Scheduled Payment Date.......................November 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$45,100,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-L Termination Date..................April 2005 Distribution Date
   Series Issuance Date.......................................November 13, 1997

39.Series 1997-M

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date........................October 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-M Termination Date..................March 2005 Distribution Date
   Series Issuance Date........................................November 6, 1997

40.Series 1997-N

   Initial Class A Investor Interest...............................$765,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$67,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.23% per annum
   Controlled Accumulation Amount..................................$69,375,000*
   Scheduled Payment Date.......................November 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$67,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-N Termination Date...............November 2002 Distribution Date
   Series Issuance Date........................................December 9, 1997

41.Series 1997-O

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount...............................$38,541,666.67*
   Scheduled Payment Date.......................December 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-O Termination Date....................May 2010 Distribution Date
   Series Issuance Date.......................................December 23, 1997

42.Series 1998-A

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..Not to Exceed One-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................March 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-A Termination Date.................August 2005 Distribution Date
   Series Issuance Date..........................................March 18, 1998

43.Series 1998-B

   Initial Class A Investor Interest...............................$550,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.09% per annum
   Initial Class B Investor Interest................................$48,530,000
   Class B Certificate Rate......Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount..................................$49,877,500*
   Scheduled Payment Date..........................April 2008 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,530,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-B Termination Date..............September 2010 Distribution Date
   Series Issuance Date..........................................April 14, 1998

44.Series 1998-C

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Controlled Accumulation Amount..................................$62,500,000*
   Scheduled Payment Date...........................June 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-C Termination Date...............November 2005 Distribution Date
   Series Issuance Date...........................................June 24, 1998

45.Series 1998-D

   Initial Class A Investor Interest...............................$475,000,000
   Class A Certificate Rate.....................................5.80% per annum
   Initial Class B Investor Interest................................$42,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Controlled Accumulation Amount...............................$46,583,333.33*
   Scheduled Payment Date...........................July 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-D Termination Date...............December 2005 Distribution Date
   Series Issuance Date...........................................July 30, 1998

46.Series 1998-E

   Initial Class A Investor Interest...............................$750,000,000
   Class A Certificate Rate.............Three-Month LIBOR plus 0.145% per annum
   Initial Class B Investor Interest................................$66,200,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.33% per annum
   Controlled Accumulation Amount...............................$73,533,333.33*
   Scheduled Payment Date..........................April 2008 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$66,200,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-E Termination Date..............September 2010 Distribution Date
   Series Issuance Date.........................................August 11, 1998

47.Series 1998-F

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount...............................$41,666,666.67*
   Scheduled Payment Date......................September 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-F Termination Date...............February 2008 Distribution Date
   Series Issuance Date.........................................August 26, 1998

48.Series 1998-G

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.40% per annum
   Controlled Accumulation Amount................................. $57,812,500*
   Scheduled Payment Date..................... September 2006 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1998-G Termination Date.............. February 2009 Distribution Date
   Series Issuance Date..................................... September 10, 1998

49.Series 1998-H

   Initial Class A Investor Interest.............................. $470,000,000
   Initial Collateral Interest..................................... $30,000,000
   Current Investor Interest as of June 30, 1999.................. $500,000,000
   Maximum Investor Interest...................................... $500,000,000
   Certificate Rate..................................... Commercial Paper Index
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Series Issuance Date..................................... September 29, 1998

50.Series 1998-I

   Initial Class A Investor Interest.............................. $637,500,000
   Class A Certificate Rate............... One-month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............... One-month LIBOR plus 0.51% per annum
   Controlled Accumulation Amount................................. $57,812,500*
   Scheduled Payment Date....................... October 2001 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1998-I Termination Date............... October 2003 Distribution Date
   Series Issuance Date....................................... October 22, 1998

51.Series 1998-J

   Initial Class A Investor Interest.............................. $660,000,000
   Class A Certificate Rate.................................... 5.25% per annum
   Initial Class B Investor Interest............................... $45,000,000
   Class B Certificate Rate.................................... 5.65% per annum
   Controlled Accumulation Amount................................. $58,750,000*
   Scheduled Payment Date..................... September 2003 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $45,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1998-J Termination Date.............. February 2006 Distribution Date
   Series Issuance Date....................................... October 29, 1998

52.Series 1998-K

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.24% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.49% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.........................August 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-K Termination Date................January 2005 Distribution Date
   Series Issuance Date.......................................November 24, 1998

53.Series 1998-L

   Initial Class A Investor Interest...............................$231,250,000
   Initial Collateral Interest......................................$18,750,000
   Current Investor Interest as of June 30, 1999...................$250,000,000
   Maximum Investor Interest.......................................$250,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Series Issuance Date.......................................December 22, 1998

54.Series 1999-A

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.14% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
   Controlled Accumulation Amount...............................$41,666,666.67*
   Scheduled Payment Date.......................February 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1999-A Termination Date...................July 2006 Distribution Date
   Series Issuance Date..........................................March 25, 1999

55.Series 1999-B

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate.....................................5.90% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate.....................................6.20% per annum
   Controlled Accumulation Amount..................................$62,500,000*
   Scheduled Payment Date......................... March 2009 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1999-B Termination Date.................August 2011 Distribution Date
   Series Issuance Date..........................................March 26, 1999

56.Series 1999-C

   Initial Class A Investor Interest...............................$799,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.19% per annum
   Initial Class B Investor Interest................................$70,550,000
   Class B Certificate Rate......Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$78,383,333.33*
   Scheduled Payment Date............................May 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$70,550,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1999-C Termination Date................October 2006 Distribution Date
   Series Issuance Date............................................May 18, 1999

57.Series 1999-D

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.19% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate.....................................6.50% per annum
   Controlled Accumulation Amount...............................$41,666,666.67*
   Scheduled Payment Date...........................June 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1999-D Termination Date...............November 2008 Distribution Date
   Series Issuance Date............................................June 3, 1999

58.Series 1999-E

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate...............One-Month LIBOR plus 0.125% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Controlled Accumulation Amount...............................$83,333,333.33*
   Scheduled Payment Date...........................June 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1999-E Termination Date...................June 2004 Distribution Date
   Series Issuance Date............................................July 7, 1999

59.Series 1999-F

   Initial Class A Investor Interest...............................$509,400,000
   Class A Certificate Rate............Three-Month LIBOR minus 0.125% per annum
   Initial Class B Investor Interest................................$44,950,000
   Class B Certificate Rate......Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$49,941,666.67*
   Scheduled Payment Date.........................August 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$44,950,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1999-F Termination Date................January 2007 Distribution Date
   Expected Series Issuance Date.................................August 3, 1999
--------
* Subject to change if the commencement of the Accumulation Period or Controlled Accumulation Period, as applicable, is delayed.

                        MBNA Master Credit Card Trust II
                                     Issuer

                                     MBNA
                                     Logo

                      [LOGO OF MBNA AMERICA APPEARS HERE]

                    MBNA America Bank, National Association
                              Seller and Servicer

                                 SERIES 1999-G

                                  $637,500,000
                     Class A   % Asset Backed Certificates

                                  $56,250,000
                     Class B   % Asset Backed Certificates

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                    Underwriters of the Class A Certificates

                           Credit Suisse First Boston
                             Chase Securities Inc.
                              Goldman, Sachs & Co.
                                Lehman Brothers
                              Merrill Lynch & Co.


                    Underwriters of the Class B Certificates

                           Credit Suisse First Boston
                              Merrill Lynch & Co.

     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Certificates in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates will deliver a
     Prospectus Supplement and Prospectus until     , 1999.


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